                                  UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549
                                  SCHEDULE 14A
                                 (RULE 14a-101)

                  PROXY STATEMENT PURSUANT TO SECTION 14(a) OF
                       THE SECURITIES EXCHANGE ACT OF 1934

(x) Filed by the Registrant
( ) Filed by a Party other than the Registrant
Check the appropriate box:
(x) Preliminary proxy statement
( ) Confidential, for Use of the SEC Only (as permitted by Rule 14a-6(e)(2))
( ) Definitive proxy statement
( ) Definitive Additional Materials
( ) Soliciting Material Pursuant to ss.240.14a-12

                          LYNCH INTERACTIVE CORPORATION
                          -----------------------------
                (Name of Registrant as Specified in Its Charter)

          ------------------------------------------------------------
    (Name of Person(s) Filing Proxy Statement, If Other Than the Registrant)

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                                PRELIMINARY COPY

                          LYNCH INTERACTIVE CORPORATION

                            401 THEODORE FREMD AVENUE

                               RYE, NEW YORK 10580

                                (914) 921 - 8821

                              --------------------

                    NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

                           TO BE HELD __________, 2005

                              --------------------

                                                         _________ __, 2005

To Stockholders of
     Lynch Interactive Corporation:

            NOTICE IS HEREBY  GIVEN to the  holders of common  stock,  par value
$0.0001 per share (the "Common  Stock"),  of Lynch  Interactive  Corporation,  a
Delaware   corporation   (the   "Corporation"),   that  the  Annual  Meeting  of
Stockholders  (the  "Annual  Meeting")  of the  Corporation,  will  be  held  at
__________  Greenwich,  Connecticut,  on  _______,  ______,  2005,  at 8:30 a.m.
Eastern time, for the following purposes:

1.    To  approve,  subject  to final  action by the Board of  Directors  of the
      Corporation (the "Board of Directors"),  an amendment to the Corporation's
      Restated Certificate of Incorporation  effecting a 1-for-100 reverse stock split of the Common Stock.

2.    To  approve,  subject  to  final  action  by the  Board of  Directors,  an amendment to the  Corporation's  Certificate of Incorporation  granting to the  Corporation  an  option  to  acquire  shares  proposed  to be sold by stockholders  subsequent  to such reverse stock split if, after such sale, there would be 300 or more holders of record of the Common Stock.

3.    To re-approve the Principal Executive Bonus Plan.

4.    To elect seven  members of the Board of  Directors to serve until the next
      Annual Meeting and until their successors are duly elected and qualify.

5.    To approve a proposal  to adjourn the Annual  Meeting,  if  necessary,  to solicit additional proxies.

6.    To transact  such other  business as may  properly  come before the Annual
      Meeting or any adjournments thereof.

            Information  relating  to the  above  matters  is set  forth  in the enclosed  proxy  statement.  The  Board  of  Directors  and  management  of  the
Corporation  are not aware of any other matters that will come before the Annual
Meeting. As determined by the Board of Directors, only stockholders of record at the close of business on ________  __, 2005 are  entitled to receive  notice of, and to vote at, the Annual Meeting and any adjournments thereof.

          THE BOARD OF  DIRECTORS  ENCOURAGES  ALL  STOCKHOLDERS  TO  PERSONALLY
ATTEND THE ANNUAL MEETING.  YOUR VOTE IS VERY IMPORTANT REGARDLESS OF THE NUMBER
OF SHARES YOU OWN.  WHETHER OR NOT YOU EXPECT TO ATTEND THE ANNUAL MEETING,  YOU
ARE REQUESTED TO PROMPTLY  DATE,  COMPLETE,  SIGN AND RETURN THE ENCLOSED  PROXY
CARD IN THE  ENCLOSED  ACCOMPANYING  POSTAGE-PAID  ENVELOPE  IN ORDER  THAT YOUR
SHARES OF OUR  COMMON  STOCK MAY BE  REPRESENTED.  YOUR  COOPERATION  IS GREATLY
APPRECIATED.

                                  By Order of the Board of Directors,

                                  John A. Cole
                                  Vice President, General Counsel and Secretary

                          LYNCH INTERACTIVE CORPORATION

                            401 THEODORE FREMD AVENUE

                               RYE, NEW YORK 10580

                                 (914) 921-8821

                             -----------------------

                                 PROXY STATEMENT

                               SUMMARY TERM SHEET

                             -----------------------

            This summary term sheet,  including the "Questions and Answers About
the  Meeting  and  Transaction"   section  that  follows,   highlights  selected
information from the attached proxy statement for the 2005 Annual Meeting of our stockholders  and  addresses  the  material  terms of the  reverse  stock  split described  below.  For a complete  description  of the reverse stock split,  you should carefully read the proxy statement and all of its exhibits.  This summary is  qualified in its  entirety by  reference  to the more  detailed  information appearing  elsewhere in, or  accompanying,  the proxy  statement,  including the financial  statements in our amended annual  report,  which  accompanies  and is
incorporated  by  reference  into  the  proxy   statement.   References  to  the
"Corporation,"   "us,"  "we,"  "our"  or  "Lynch  Interactive"  refer  to  Lynch
Interactive  Corporation,  a Delaware corporation.  This proxy statement and the accompanying  proxy are being mailed to holders of shares of our Common Stock on or about _____ ___, 2005.

            The table of contents appears on page 9,  immediately  following the
"Questions and Answers About the Meeting and Transaction."

THE REVERSE STOCK SPLIT HAS NOT BEEN APPROVED OR  DISAPPROVED  BY THE SECURITIES
AND EXCHANGE  COMMISSION  OR ANY STATE  SECURITIES  COMMISSION,  AND NEITHER THE
SECURITIES AND EXCHANGE  COMMISSION NOR ANY STATE COMMISSION HAS PASSED UPON THE
FAIRNESS OR MERITS OF THE REVERSE  STOCK SPLIT OR UPON THE  ACCURACY OR ADEQUACY
OF THE INFORMATION  CONTAINED IN THIS PROXY  STATEMENT.  ANY PRESENTATION TO THE
CONTRARY IS UNLAWFUL.

REVERSE STOCK SPLIT; "GOING DARK"; "PINK SHEET" QUOTATION

            o   Our Board of Directors has  authorized,  subject to  stockholder approval and subsequent  final action by our Board of Directors,
                a  1-for-100   reverse   stock   split  of  our  Common   Stock.
                Stockholders who own fewer than 100 shares at the effective time of the reverse  stock split will receive a cash payment equal to the fair market  value of the shares they hold,  as described in more detail in the proxy statement.  For example, if the reverse split took place on  September 27, 2005, a  shareholder  holding fewer than 100 shares would receive a cash payment of $30.82 per share

                for each share held on such  date.  Stockholders  who own 100 or more  shares of our Common  Stock at the  effective  time of the reverse stock split will remain  stockholders,  will continue to hold whole and  fractional  shares,  and will not be entitled to receive any cash for their fractional share interests  resulting from the reverse stock split.

            o   The amendment to our Restated  Certificate of Incorporation that would effect the  1-for-100  reverse  split,  a form of which is attached as Exhibit A, would also include a standing  option for us to  repurchase  any  shares of Common  Stock  proposed  to be transferred  by a remaining  stockholder  if after such proposed transfer  the number of  holders  of record of our Common  Stock would equal or exceed  300.  The price to be paid for the shares purchased upon exercise of this option would be equal to (i) the mean between the bid and asked prices (as  published in the pink sheets) averaged over the 20 trading days on which the shares of
                Common Stock were actually quoted immediately preceding the date of  exercise  of the option or (ii) if the  Common  Stock is not then quoted in the pink sheets, or if such determination  cannot otherwise  be made,  the fair  market  value of such  shares  as determined in good faith by our Board of Directors.

            o   If  consummated,  the  reverse  stock  split  would be part of a
                "going dark" plan.  Following the reverse stock split,  we would have  fewer than 300  holders of record and we would  delist our
                Common Stock from the American Stock  Exchange (the "AMEX").  We would also terminate the  registration of our Common Stock under the  Securities  Exchange Act of 1934 (the "Exchange  Act").  We
                would  "go  dark,"  i.e.,  become a  non-reporting  company  for
                purposes  of  the  Exchange   Act.   This  will   eliminate  the
                significant expense required to comply with public reporting and related requirements including, but not limited to, those of the
                Sarbanes-Oxley Act of 2002. Our Board of Directors has concluded that the cost associated  with being a reporting  company is not justified  by  its  benefits  in  view  of the  limited  trading activity  in our  Common  Stock,  and has  determined  that  the reverse stock split is fair to and in the best  interests of our stockholders,  including our unaffiliated stockholders. See also the information in the sections  "Recommendation of Our Board of
                Directors" and "Fairness of the Reverse Stock Split."

            o   Subsequent to the reverse split, our shares may be quoted in the
                "pink sheets," but initially at a price  approximately 100 times their current price on the AMEX. In addition, the spread between the bid and asked  prices of our Common Stock in the pink sheets may be wider  than on the AMEX and the  liquidity  of our shares may be reduced.  In order to facilitate  future quotation of our
                Common  Stock  in the  pink  sheets  and to  eliminate  any then existing fractional shares, at some time after the reverse stock is completed, we may effect a forward stock split.

            o   If we "go  dark," we intend  voluntarily  to  disseminate  press releases,  quarterly  financial  statements  and audited  annual financial  statements  to our  stockholders  and the  investment community generally to facilitate quotation of our shares in the pink sheets.

            o   The  members  of our  Board  of  Directors,  including  Mario J.
                Gabelli (who may be deemed to be a  controlling  stockholder  of ours),  have  indicated that they intend to vote, or cause to be voted,  the shares of our Common  Stock  that they  directly  or indirectly  control in favor of the  reverse  stock  split.  The shares  of our  Common  Stock  beneficially  owned by  directors
                represent   approximately   26%   of  our   outstanding   voting
                securities.

            o   The reverse  stock  split is not  expected to affect our current business plan or operations, except for the anticipated cost and management  time  savings  associated  with  termination  of our public reporting company  obligations.  See also the information in the section "Structure of Proposal."

            o   Our Board of Directors  has retained the  authority to determine
                whether  and  when  to  file  the   amendment  to  our  Restated
                Certificate of Incorporation  with the Secretary of State of the
                State  of   Delaware  to  effect  the   reverse   stock   split,
                notwithstanding  the authorization of the reverse stock split by our  stockholders.  As we are submitting the reverse stock split to our stockholders to save the expenses  involved in compliance with the  Sarbanes-Oxley Act of 2002,  particularly  Section 404 thereof,  any Congressional or regulatory  initiative that would give substantial relief to issuers such as the Corporation could influence the Board to abandon the amendment.

            o   Our Board of Directors has set the cash consideration to be paid for  fractional  shares  held by  holders of less than one whole share  resulting  from the reverse stock split to be the greater of (i) $29.00 or (ii) 120% of the average of the closing  prices per  share of our  Common  Stock  on the  AMEX  over the 20 days immediately  preceding the Effective Date on which the shares of
                Common  Stock were  actually  traded,  which amount the Board of
                Directors believes to represent,  and is referred to hereinafter as, the "fair market value" per share of our Common Stock.

            o   Our Board of Directors  retained  Caymus Partners LLC to provide an opinion as to the fairness to our unaffiliated  stockholders, from a financial point of view, of the  consideration to be paid in the reverse stock split.

            o   Our  stockholders  are not  entitled to  appraisal  rights under either our Restated  Certificate of Incorporation or our Bylaws,
                as amended,  or under the Delaware General Corporation Law, even if they vote  against  the  reverse  stock  split.  See also the information in the section "Appraisal and Dissenters' Rights."

QUESTIONS AND ANSWERS ABOUT THE MEETING AND THE PROPOSALS

Q:          WHAT IS THE TIME AND PLACE OF THE ANNUAL MEETING?
A:          The Annual  Meeting will be held at  __________________,  Greenwich,
Connecticut, on ______, ___, 2005, at 8:30 a.m. Eastern time.

Q:          WHAT PROPOSALS WILL BE VOTED ON AT THE ANNUAL MEETING?
A:          You are being asked to vote on the approval of a proposed  amendment to our Restated  Certificate of Incorporation  that will provide for a 1-for-100 reverse  stock split and to vote on the approval of a proposed  amendment to our
Restated  Certificate of Incorporation  that will grant to the Company the right of first refusal  option  subsequent  to the reverse  stock split.  You are also being asked to re-approve the Principal  Executive  Bonus Plan,  which was first approved in 2000, to elect seven directors,  to adjourn the meeting if necessary to solicit  additional  proxies,  and to  transact  such other  business  as may properly come before the meeting.

Q:          WHAT DOES IT MEAN TO "GO DARK" AND WHAT ARE ITS BENEFITS?
A:          If the reverse stock split is consummated,  we would have fewer than
300  holders of record,  and we would be eligible to delist from the AMEX and to terminate the  registration of our Common Stock under the Exchange Act, so that, among other  things,  we would not have to comply with the  requirements  of the
Sarbanes-Oxley Act of 2002.  Additionally,  the shares of our Common Stock would trade, if at all, only in the pink sheets or in privately  negotiated  sales. If we delist and deregister our Common Stock,  we currently  intend  voluntarily to disseminate press releases,  quarterly  financial  statements and audited annual financial statements to our stockholders and the investment community generally.
The benefits of delisting and deregistering include:

      o     Eliminating  the costs  associated  with filing  documents under the
            Exchange Act with the SEC;
      o     Eliminating the costs of compliance with  Sarbanes-Oxley and related regulations;
      o     Reducing  the  direct  and  indirect  costs  of  administering   our
            stockholder accounts and responding to stockholder requests;
      o     Affording   our   stockholders   who  hold  fewer  than  100  shares
            immediately  before  the  reverse  stock  split the  opportunity  to receive  cash for  their  shares  without  having  to pay  brokerage commissions and other transaction costs; and
      o     Permitting  our  management  to focus its time and  resources on our long-term business goals and objectives.

Q:          WHAT ARE THE DISADVANTAGES TO "GOING DARK"?
A:          Some of the disadvantages include:

      o     Stockholders  owning  fewer  than 100  shares  of our  Common  Stock immediately  before  the  reverse  stock  split  will  not  have  an opportunity to liquidate  their shares after the reverse stock split at a time and for a price of their own choosing;  instead, they will be cashed  out and will no longer be our  stockholders  and will not have the  opportunity  to  participate in or benefit from any future potential appreciation in our value.
      o     Stockholders who will continue to be our stockholders  following the reverse  stock  split  will  no  longer  have  available  all of the information  regarding our  operations and results that is currently available in our filings with the SEC, although, as indicated above, we currently  intend to continue  voluntarily to  disseminate  press releases, quarterly and audited annual financial statements; we will no longer be subject to the  liability  provisions  of the  Exchange
            Act;   we  will  no  longer  be   subject  to  the   provisions   of
            Sarbanes-Oxley,  including  those  requiring our officers to certify the accuracy of our financial statements;

     o      Following the reverse stock split, our  stockholders  will no longer be able to trade our  securities  on the AMEX,  but only in the pink sheets or in privately negotiated transactions,  the effect of which may be a significant reduction in liquidity;
     o      We may have less flexibility in attracting and retaining  executives and other employees because  equity-based  incentives (such as stock options,  if we ever  choose to use  them)  tend not to be viewed as having the same value in a non-reporting company; and
     o      We will be less likely to be able to use shares of our Common  Stock to acquire other companies.

See "Fairness of the Reverse Stock Split."

Q:          IS THERE A METHOD TO PREVENT  THE  NUMBER OF HOLDERS OF RECORD  FROM
REACHING 500, THEREBY MAKING US A REPORTING COMPANY AGAIN?
A:          We need to be able to keep the  number of  holders  of record of our
Common Stock below 500 in order to avoid  re-registering under the Exchange Act,
filing  public  reports  and  complying  with  Sarbanes-Oxley.   Therefore,  the
amendment to our Restated  Certificate  of  Incorporation  that would effect the
1-for-100  reverse  stock split would also  include a standing  option for us to repurchase  any shares of Common Stock proposed to be transferred by a remaining stockholder if, after such proposed  transfer the number of holders of record of our Common  Stock would equal or exceed 300. The price to be paid for the shares pursuant to this option would be equal to (i) the mean between the bid and asked prices (as  published  in the pink  sheets)  averaged  over the 20 trading  days immediately  preceding the date of exercise of the option on which the shares of
Common Stock were actually traded or (ii) if the Common Stock is not then traded in the pink sheets, or if such determination can not otherwise be made, the fair market  value for such shares as  determined  by our Board of  Directors in good faith.

Q:          LYNCH  INTERACTIVE  HAS BEEN PUBLICLY HELD SINCE 1999; WHAT ARE SOME
OF THE REASONS FOR DELISTING AND DEREGISTERING NOW?
A:          Our Board of Directors believes that we currently derive no material benefit from our status as a public reporting company. The low trading volume in our Common Stock has not provided significant liquidity to our stockholders. Our
Board of  Directors  does not expect that we will use our shares of Common Stock as  consideration  for  acquisitions  or other  transactions  in the foreseeable future and we have no present  intention  of  raising  capital  through a public offering.  Finally,  the low  trading  volume in our  Common  Stock  results  in substantial spikes in the trading price when actual trades are made on the AMEX.
The costs of remaining a public company (principally compliance with section 404 of Sarbanes-Oxley)  will be substantial for the Corporation.  See "Background of the Proposal."

Q:          AS A STOCKHOLDER, WHAT WILL I RECEIVE IN THE TRANSACTION?
A:          If the reverse stock split is consummated  and if you own fewer than
100 shares of our Common  Stock  immediately  before the  effective  time of the reverse  stock  split,  you will  receive  cash equal to the fair market  value, without interest,  of the shares of Common Stock that you own and you will cease to be our  stockholder.  The fair  market  value to be received  for  fractional shares will be equal to the greater of (i) $29.00 per share and (ii) 120% of the average of the closing  price per share of our Common Stock on the AMEX over the
20 trading days immediately  preceding the Effective Date on which the shares of
Common Stock were  actually  traded.  As our Board of Directors has retained the authority to determine  when, and if, to consummate the  transaction,  the exact amount of cash you would receive will depend on the selected  Effective Date. If you own 100 or more shares of our Common Stock immediately  before the effective time of the reverse stock split you will continue to be our stockholder, holding whole and fractional  shares (if your holdings are not divisible evenly by 100), and you will not receive any cash  payment for any of your shares in  connection with the transaction.

Q:          IF I OWN FEWER THAN 100 SHARES,  IS THERE ANY WAY I CAN  CONTINUE TO
BE A STOCKHOLDER AFTER THE TRANSACTION?
A:          If you currently own fewer than 100 shares of our Common Stock,  you can continue to be our stockholder after the effective time of the reverse stock split by purchasing in the open market or in privately  negotiated  transactions sufficient  additional  shares to cause you to own a minimum  of 100 shares in a single account immediately before the effective time of the reverse stock split.
However, we cannot assure you that any shares will be available for purchase. In addition,  you may  want to (i)  consolidate  holdings  in two or more  accounts aggregating  100 or more  shares  into a single  account  and/or  (ii) hold your shares in "street  name" (if your broker or bank holds over 100 shares in total)
and arrange  with your bank or broker not to effect the  cash-out for the shares it holds for you.

Q:          IS THERE ANYTHING I CAN DO TO TAKE  ADVANTAGE OF THE  OPPORTUNITY TO
RECEIVE  CASH FOR MY SHARES AS A RESULT OF THE  TRANSACTION  IF I CURRENTLY  OWN
MORE THAN 100 SHARES?
A:          If you  currently  own 100 or more shares,  you can receive cash for shares you own as of the effective time of the reverse stock split if you reduce your ownership of our Common Stock in each of your  account(s) to fewer than 100 shares by selling such shares in the open market or otherwise transferring them.
However,  we  cannot  assure  you that any  purchaser  for your  shares  will be available.

Q:          WHAT  HAPPENS IF I OWN A TOTAL OF 100 OR MORE  SHARES  BENEFICIALLY,
BUT I HOLD  FEWER THAN 100 SHARES OF RECORD IN MY NAME AND FEWER THAN 100 SHARES
WITH MY BROKER IN "STREET NAME"?
A:          An example of this  would be that you have 40 shares  registered  in your own name with our  transfer  agent and you have 60 shares  registered  with your broker in "street name."  Accordingly,  you are the  beneficial  owner of a total of 100 shares,  but you do not own 100 shares of record or beneficially in the same name.  If this is the case, as a result of the  transaction,  you would receive  cash for the 40 shares you hold of record.  You will also  receive cash for the 60 shares held in street  name  assuming  your  broker or other  nominee effects the cash-out for its  beneficial  owners of fewer than 100 shares of our
Common Stock held in the broker's or nominee's name. As explained above, you can avoid this result by  consolidating  your  holdings of 100 or more shares into a single  account.  Brokers or other nominees may have different  procedures  than registered  stockholders for processing the reverse stock split and cash-out. If you hold your  shares with a broker or other  nominee and if you have  questions about such procedures, we encourage you to contact your broker or nominee.

Q:          WHAT ARE THE FEDERAL INCOME TAX  CONSEQUENCES  OF THE TRANSACTION TO
ME?
A:          Stockholders  who do not receive any cash as a result of the reverse stock  split  should not  recognize  any gain or loss as a result of the reverse stock split. For stockholders who will continue to be our stockholders after the transaction,  their tax basis and  holding  period in the  shares of our  Common
Stock should remain  unchanged after the reverse stock split.  Stockholders  who will be paid  cash for  their  shares  of our  Common  Stock as a result of this transaction will generally recognize capital gain or loss for federal income tax purposes.  Such gain or loss will be measured by the difference between the cash received by such stockholder and the aggregate  adjusted tax basis of the shares of Common Stock held.  To review the material  tax  consequences  of the reverse stock  split in greater  detail,  please read the  discussion  under the section
"Material Federal Income Tax Consequences."

Q:          AM I ENTITLED TO APPRAISAL RIGHTS?
A:          Under the Delaware General Corporation Law, our stockholders are not entitled to appraisal or other  similar  rights in  connection  with the reverse stock split.

Q:          WHAT IS THE VOTING RECOMMENDATION OF OUR BOARD OF DIRECTORS?
A:          Our Board of Directors has  determined  that the reverse stock split and  right of first  refusal  are  advisable  and in the best  interests  of our unaffiliated  stockholders.  Our Board of Directors  has  therefore  unanimously approved the reverse stock split and recommends  that you vote "FOR" approval of this matter at the Annual Meeting.  Our Board of Directors has also  unanimously approved the right of first refusal and recommends  that you vote "FOR" approval of this  matter  at the  Annual  Meeting.  See the  information  in the  section
"Recommendation of our Board of Directors."

Our Board of Directors also  recommends  that you vote "FOR" the  re-approval of the Principal Executive Bonus Plan, "FOR" the election to the Board of Directors of each nominee named in the proxy  statement and "FOR" the  adjournment  of the
Annual Meeting, if necessary, to solicit additional proxies.

Q:          WERE THERE ADDITIONAL FACTORS  SUPPORTING OUR BOARD'S  DETERMINATION
TO RECOMMEND APPROVAL OF THE REVERSE STOCK SPLIT?
A:          In addition to considering the advantages and  disadvantages  of the
reverse  stock  split  discussed   above,  our  Board  of  Directors  based  its
recommendation to approve such transaction on the following:

     o      The financial  presentations and opinion of Caymus Partners LLC, the financial  advisor  retained in  connection  with the reverse  stock split, and our Board of Directors' discussions and conclusions about the  fairness  to our  unaffiliated  stockholders,  from a financial point of  view,  of the  proposed  fair  market  value to be paid to
            holders  who  own  fewer  than  100  shares  of  our  Common   Stock
            immediately  before the  effective  time of the reverse stock split;
            and
     o      Attempts  of our  stockholders  to achieve  liquidity  through  open market sales on the AMEX will likely  continue to be hampered due to the low average daily trading  volume of shares of our Common Stock, where  only a small  number of  shares  could be  purchased  or sold without  the risk of  significantly  increasing  or  decreasing  the trading price.

Q:          WHAT IS THE TOTAL COST TO US OF THE REVERSE STOCK SPLIT?
A:          We estimate that the total cash outlay  related to the reverse stock split  will be  approximately  $512,000,  of  which  we will  pay  approximately
$340,000 to cash out fractional shares, based on recent trading prices of shares of our Common Stock, and approximately  $172,000 in legal, financial advisor and other costs to effect the proposed  transaction.  This amount could be larger or smaller if the  number of  stockholders  with fewer than 100 shares  immediately before the reverse stock split changes as a result of purchases,  sales or other transfers of our Common Stock.

Q:          WHAT SHARES CAN I VOTE?
A:          You may vote all shares of our  Common  Stock that you own as of the close of business on the record date,  which is ______ ___,  2005.  These shares include (1) shares held directly in your name as the "holder of record," and (2)
shares held for you in "street name" as the "beneficial owner" through a nominee
(such as a broker or bank).  Nominees may have different  procedures and, if you own shares in street name, you should contact them prior to voting.

Q:          SHOULD I SEND IN MY STOCK CERTIFICATES NOW?
A:          No.  Once the  reverse  stock  split is  consummated,  we will  send instructions on where to send your stock  certificates  and how you will receive any cash payments you may be entitled to receive.

Q:          CAN I VOTE MY SHARES WITHOUT ATTENDING THE ANNUAL MEETING?
A:          Whether you hold your shares  directly as the  stockholder of record or beneficially in "street name," you may direct your vote without attending the
Annual  Meeting.  You may vote by signing your proxy card or, for shares held in
"street name," by signing the voting instruction card included by your broker or nominee and mailing it in the enclosed,  preaddressed  envelope.  If you provide specific voting instructions,  your shares will be voted as you instruct. If you sign but do not provide  instructions,  your  shares will be voted as  described below in "How are votes counted?"

Q:          CAN I CHANGE MY VOTE?
A:          You may change your proxy instructions at any time prior to the vote at the Annual  Meeting.  For shares held  directly in your name,  you may change your vote by signing a new proxy card bearing a later date (which  automatically revokes the earlier  dated proxy card) or by  attending  the Annual  Meeting and voting  in  person.  Attendance  at the  Annual  Meeting  will  not  cause  your previously  signed proxy card to be revoked unless you  specifically so request.
For shares held  beneficially by you in street name, you may change your vote by submitting new voting instructions to your broker or nominee.

Q:          WHAT ARE THE VOTING  REQUIREMENTS TO APPROVE THE REVERSE STOCK SPLIT
AND RIGHT OF FIRST REFUSAL, RE-APPROVE THE PRINCIPAL EXECUTIVE BONUS PLAN AND TO
ELECT DIRECTORS?
A:          Approval of the reverse  stock split and right of first refusal will require  the  affirmative  vote of a majority of the  outstanding  shares of our
Common  Stock.  Re-approval  of the  Principal  Executive  Bonus  Plan,  and any
decision to adjourn the  meeting if  necessary  to solicit  more  proxies,  will require the affirmative vote of a majority of the votes cast on such proposal at the Annual  Meeting.  The election of nominees to our Board of Directors will be determined by a plurality of the votes of the shares of our Common Stock present in person or represented by proxy at the Annual Meeting.

Q:          HOW ARE VOTES COUNTED?
A:          You may vote "FOR,"  "AGAINST"  or  "ABSTAIN"  on the reverse  stock split and right of first refusal,  re-approval of the Principal  Executive Bonus
Plan and an adjournment. If you "ABSTAIN" on the proposal to approve the reverse stock  split  or  right  of first  refusal,  it has the  same  effect  as a vote
"AGAINST."  If you  "ABSTAIN"  on  the  proposal  to  re-approve  the  Principal
Executive Bonus Plan or to adjourn or withhold authority to vote for any nominee for  director,  it will have no effect on the votes  cast.  If you sign and date your proxy card with no further  instructions,  your  shares will be voted "FOR"
the approval of the reverse  stock split and right of first  refusal,  "FOR" the re-approval of the Principal  Executive  Bonus Plan,  "FOR" the election of each nominee  for our  Board of  Directors  named in the proxy  statement,  and "FOR"
adjournment,  if  necessary  in  order to  solicit  additional  proxies,  all in accordance with the recommendations of our Board of Directors.

Q:          WHERE CAN I FIND THE VOTING RESULTS OF THE ANNUAL MEETING?
A:          We will announce  preliminary  voting  results at the Annual Meeting and publish final results in a Current Report on Form 8-K filed with the SEC and by amending the Schedule 13E-3 filed in connection with the reverse stock split.

Q:          IF THE  TRANSACTION  IS  APPROVED  BY OUR  STOCKHOLDERS,  MUST IT BE
CONSUMMATED BY OUR BOARD OF DIRECTORS?
A:          No. Our Board of  Directors  may abandon the reverse  stock split at any time or may proceed with it at any time without  further notice to or action on the part of our stockholders.

Q:          HOW WILL WE OPERATE AFTER THE TRANSACTION?
A:          If the reverse stock split is consummated, and assuming that we have fewer  than 300  holders  of  record  after  the  transaction,  we will  delist, deregister  and no longer be subject to the reporting  and related  requirements under the federal securities laws that are applicable to reporting companies. We do not  anticipate  that the  reverse  stock  split  will  have an effect on the conduct of our  business.  We expect our business and  operations to continue as they are currently being conducted.

                                TABLE OF CONTENTS

PROPOSAL NO. 1  AMENDMENT TO  RESTATED CERTIFICATE ON INCORPORATION

PROPOSAL NO. 2  AMENDMENT TO  RESTATED CERTIFICATE ON INCORPORATION

EXECUTIVE COMPENSATION AND BENEFITS COMMITTEE REPORT ON

Exhibit A Form of Certificate of Amendment of the Restated Certificate
   of Incorporation of Lynch Interactive Corporation.........................A-1

Exhibit B Financial Advisor's Fairness Opinion...............................B-1

                                       10

                                 SPECIAL FACTORS

BACKGROUND OF THE PROPOSAL

            In recent years,  our Common Stock has attracted only limited market research attention.  There has been low trading volume on the AMEX, resulting in an  inefficient  market for our shares.  Due to the low  trading  volume and our small market  capitalization  we do not have the ability to use our Common Stock as a significant part of our employee compensation and incentives strategy or as consideration  for  acquisitions.  Our  Board  of  Directors  does  not  foresee opportunities  to raise capital  through sales of equity  securities in a public offering.  Also, our Board of Directors has  determined  that given our size and the absence of  sustained  interest by  securities  research  analysts and other factors,  we have not enjoyed the appreciable  enhancement in company image that usually results from having reporting company status.

            We incur  substantial  direct and  indirect  costs  associated  with compliance with the Exchange Act's filing and reporting  requirements imposed on reporting  companies.  The cost of this  compliance has increased  significantly with the implementation of the provisions of  Sarbanes-Oxley,  including but not limited to,  significant  costs and burdens of compliance  with the  forthcoming internal  control  audit  requirements  of Section 404 of  Sarbanes-Oxley,  more commonly  referred to in this proxy  statement as Section 404. While the SEC has deferred  for another  year the  application  of Section 404 to  non-accelerated filers  including  the  Corporation,  the  cost of  implementing  Section  404's internal  control  procedures  is expected to be unduly  burdensome  and costly, considering our size and our decentralized control environment.  We have already incurred,  and would  continue to incur,  substantial  costs to implement  these procedures  unless and until we delist and  deregister.  In  addition,  we incur direct and indirect  expenses  associated  with listing the shares of our Common
Stock on the AMEX. We have also incurred  substantial indirect costs as a result of, among other things,  the  executive  time expended to prepare and review our public filings.

            In light of these  circumstances,  our Board of  Directors  believes that it is in our best interest to undertake  the reverse stock split,  enabling us to  deregister  our Common Stock under the Exchange Act.  Deregistering  will relieve us of the  administrative  burden,  cost and  competitive  disadvantages associated  with filing reports and otherwise  complying  with the  requirements imposed under the Exchange Act and Sarbanes-Oxley.

            Our  management  retained  consultants,  starting  in July 2004,  to assist us in preparing to comply with the requirements of Section 404, including expending  approximately  $300,000 in preparing a  preliminary  project and cost plan and  documentation of the internal  control  procedures at one of our seven principal subsidiaries.

            Our Chairman of the Board had certain  concerns that he first voiced in August 2004 which,  over time,  resulted in this  proposal.  He had  recently overseen Section 404 compliance  implementation at another company,  of which he is chief  executive  officer.  He recognized  that the  significant  costs (both out-of-pocket and internal) that were being incurred at this other company would be magnified for the Corporation  due to its management  philosophy and business plan. We have primarily  grown through the  acquisition  of small,  stand-alone, non-publicly reporting companies.  When we acquire local telephone subsidiaries, our  philosophy  is to  maintain  decentralized  operations  and to allow  these subsidiaries to maintain their  administrative  office  locations,  staffing and business  systems as they were prior to their  acquisition.  In particular,  the accounting personnel have generally been retained in such local office locations to insure continuity of operations.  Management believes that having individuals

                                       11

who record the  accounting  entries for a subsidiary  in close  proximity to the subsidiary's  operations  helps  to  insure  accuracy  of  financial  reporting.
However, this decentralization  leads to a lack of standardization of procedures and processes and a limited number of employees at each  location.  As a result, our Chairman believed that the Corporation would require  significantly  greater resources,  both in terms of dollars  spent and  management  time  diverted,  to accomplish the detailed documentation, as well as management and auditor testing requirements  required by Section 404,  than would be the case for  companies of similar  overall  size  with  centralized  organizations.  In  addition,  he was concerned that the steps to implement these requirements could impair our local, customer-driven  focus and would divert employees of our operating  subsidiaries
from  running  their  businesses.   Finally,   the  Chairman  posited  that  the
significant time requirements relating to Section 404 compliance, which would be imposed  on our  corporate  officers  and  independent  directors,  would not be justified by their benefits and would divert  management's  attention from other matters.

            In response to his  concerns,  our officers and  directors  began to evaluate  whether we were  achieving  the  benefits  of being a publicly  traded company  when  weighed  against the costs of  maintaining  our public  reporting obligations.  As discussed above, because of the nature of the trading market in our stock and our small market capitalization, we do not have the ability to use our Common Stock as consideration for acquisitions. Further, we do not currently have viable  opportunities  to raise  capital  through a public  offering of our
Common  Stock.  We have also been limited in our ability to use our Common Stock as a significant part of our employee compensation and incentive strategy.

            In  addition to the limited  benefits we have  realized  from having reporting  company  status,  we have determined that 8 of our 14 local telephone companies,  three of which had revenues in the $5 million  revenue  range,  with limited support staffs,  would be required to implement full  documentation  and testing under Section 404. When it  considered  the  constraints  imposed by the limited liquidity and trading volatility  associated with the low trading volume of our Common Stock on the AMEX, as well as the significant costs of Section 404 compliance, the Board viewed the Chairman's concerns as well-founded.

            At  our  December  2004  Board  meeting,  the  directors  informally approved  the  preliminary  steps  taken by  management  to  develop a  specific proposal to delist and  deregister,  including  a review of  publicly  available documents  of other  companies  that had  recently  undertaken  "going  private"
transactions,  and a determination of the  compatibility of such approaches with
the  Corporation's  situation.  With  the  assistance  of  counsel,   management
evaluated the alternatives presented in such documents and filings and developed a recommendation to be presented to the Board. Also in December 2004, management consulted  with counsel about  alternative  methods and procedures for delisting and deregistering our shares.

            On January  12,  2005,  at a meeting of the Audit  Committee  of our
Board of Directors,  our independent auditors,  Deloitte & Touche LLP, discussed new accounting  pronouncements  regarding the SEC's final rules for implementing
Section 404. In the course of that meeting,  Deloitte & Touche expressed concern over the  Corporation's  readiness  to comply with  Section  404,  even with the assistance of consultants  already  retained by the  Corporation.  Specifically,
Deloitte & Touche was concerned that the limited personnel  resources at each of the  Corporation's  subsidiaries,  coupled  with  the  geographically  dispersed operations, the lack of centralization of subsidiary processes and controls, and the use of primarily  internal resources to document key processes and controls, could make Section 404 compliance difficult. Deloitte & Touche advised the audit committee to consider  expanding its use of external resources to supplement the
Corporation's efforts.

            Following  this audit  committee  meeting,  management  continued to refine the proposal and directors  had informal  discussions  among  themselves, which  discussions  involved  the  alternatives  to  the  reverse  stock  split, including an issuer tender offer, a traditional stock repurchase  program and an odd-lot repurchase program. (The alternatives are discussed in greater detail in

                                       12

the section  "Alternative  Transactions  Considered,"  beginning on page 29.) At subsequent  telephone  meetings on January 29, and February 23, 2005,  the Board considered  using a fixed  (predetermined)  per  share  price  for  shares to be repurchased.  In light of  uncertainties as to when and if the proposal would be acted upon,  specifically  that it could not be predicted  with  certainty  when stockholder approval would take place and that our Board of Directors would have discretion with respect to the timing of the filing of the amendment,  the Board reverted to a formula  price,  tentatively  set at 110% of the  average  closing stock price for the 20 trading days prior to the effective  time.  The Board set the  formula  price  at  110%  of  the  20-day  trading  average  based  on  the recommendation  of  management.  In preparing its  recommendation  to the Board, management had reviewed recent similar  transactions  and, in one case, spoke to an executive at a company that had recently  completed such a  transaction.  The reverse stock split ratio was selected primarily to reduce the number of holders to fewer than 300 and secondarily for ease of calculations.

            Finally,  on March  9,  2005,  our  Board of  Directors  reviewed  a preliminary draft of the Corporation's proposed proxy statement,  which included a fully developed reverse stock split proposal.  Using the draft proxy statement as a basis for discussion,  the Board reviewed the increasing costs of operating as a reporting  company and evaluated the merits of delisting and  deregistering our shares of Common Stock. In addition to the reverse stock split, our Board of
Directors  formally  considered  the  alternatives  listed  in the  draft  proxy statement to achieve this result. In light of the readily apparent problems with these other  alternatives,  when compared with the reverse stock split proposal, our Board of Directors concluded, after a full discussion,  that the most viable alternative was the reverse stock split.  Our Board of Directors  authorized our management to retain Caymus Partners LLC as its financial advisor and to proceed with the reverse split,  but it changed the proposed price formula by increasing the price  from 110% to 120% of the  average  price per share  over the prior 20 trading  days.  The price was  increased to 120% of the average  price per share over the prior 20 trading days because the Board felt that the 20% premium was a fair price,  particularly  given then recent  declines in the stock  price.  The
Board determined to use a 20 trading day average at the suggestion of management and counsel.  Based on their combined experience,  a 20 trading day average is a relatively common  convention used to determine fair market value,  particularly for a company  with low trading  volume,  such as ours. A 20 trading day average looks back approximately one month,  thereby reducing the risk that a sharp, but temporary,  increase  or  decrease  in the stock  price will result in a formula price that does not accurately reflect recent market prices of our Common Stock.

            The Board of  Directors,  at its March 9 and April 17 meetings,  and the audit committee, at its April 19 meeting, unanimously approved the filing of the proxy  statement.  Each of the  directors  intends to vote for the  proposed reverse stock split and right of first refusal at the Annual Meeting.

            Also, on April 17, 2005, the Board  considered the proposal with the benefit of draft copies of the Caymus opinion and report. In its report,  Caymus
Partners  utilized a number of  methodologies in order to analyze our value. The discounted cash flow analysis,  which Caymus  Partners  considers to be the most accurate  measure of our going concern value,  resulted in a mean implied equity per share value of $29.00.  Based on these  materials,  the Board  modified  the pricing  formula  again by adding a $29.00 per share  "floor,"  and asked Caymus
Partners to update its report.  Although the Board could have chosen to employ a fixed price,  rather than a formula,  it had rejected a fixed price model during the early stages of the  proposal's  development.  The Board believed that given the uncertainties with respect to the timing of the reverse stock split, coupled with the volatility of the trading market in the Company's Common Stock, a fixed price was not appropriate.  In the exercise of its best judgment, the Board felt that a formula,  with the  addition  of the $29.00  per share  "floor,"  was the correct  method for  determining  the cash-out  price.  A formula  preserves the
Corporation's  flexibility  to effect the  reverse  stock split at a time of its choosing following  approval of the proposal.  A formula also takes into account fluctuations  in the stock price over the 20 day trading  period  without giving
undue  weight  to  the  stock  price  on  any  particular   day.  In  this  way,
irregularities  in the stock  price  are  accounted  for and the  price  paid to cashed-out  stockholders is most representative of the fair value of the shares.

                                       13

Further,  as recent  market  prices of the  Corporation's  stock had been  below
$29.00 and the general trend of the Corporation's  stock price had been downward since the  beginning  of 2005,  the Board  believed  that the  $29.00  per share
"floor" would provide  stockholders  who are cashed-out a fair price,  while the
20% premium on the 20 trading  day average  would  protect  stockholders  in the event of higher market prices during the 20 trading day period.  It delegated to the Audit  Committee final authority to accept the Caymus report and opinion and to direct management to file the preliminary proxy statement with the SEC.

            On April 19, 2005,  the Audit  Committee of the Board of  Directors,
acting  pursuant to authority  delegated to it by the full Board of Directors on
April 17, 2005,  received  and approved the report and opinion of the  financial advisor  regarding the fairness  from a financial  point of view of the proposed cash  consideration to be paid to our  unaffiliated  stockholders for fractional shares and directed that the preliminary  proxy statement be filed with the SEC.
Our Board of  Directors  subsequently  fully  adopted the  analysis  employed by
Caymus Partners in preparing its report.

PURPOSE OF THE PROPOSAL

            The primary  purpose of the  reverse  stock split is to enable us to reduce the number of our holders of record to fewer than 300. This will allow:

            o   termination  of the  listing  of our  shares on the AMEX and the expenses associated with listing thereon;

            o   termination  of the  registration  of  our  Common  Stock  under
                Section  12(b) of the Exchange Act and  suspension of our duties
                to  file   periodic   reports  with  the  SEC  and  comply  with
                Sarbanes-Oxley;

            o   elimination  of  the   administrative   burden  and  expense  of
                maintaining small stockholders' accounts; and

            o   liquidation by small  stockholders of their shares of our Common
                Stock  at  a  fair  price,   without  having  to  pay  brokerage
                commissions.

            While it is possible that the Corporation could subsequently  return to filing  company  status,  the Board of  Directors  views this as an  unlikely scenario because:  (i) the Corporation has no present intention of undertaking a public  offering;  (ii) the standing  option to acquire  shares if the number of holders of record would exceed or equal 300 effectively protects the Corporation against inadvertently becoming subject to reporting requirements,  and (iii) the
Corporation has no intention of relisting on a securities  exchange or automated quotation system.

STRUCTURE OF THE PROPOSAL

            Our Board of Directors  has approved the  submission  of the reverse stock  split  and  right  of first  refusal  to a vote of our  stockholders  and recommends  the  transaction  for your  approval.  Our Board of  Directors  has, however,  retained  the final  authority  to  determine  if and when to file the amendment to our Restated  Certificate of  Incorporation  with the Office of the
Secretary  of  State of the  State of  Delaware  in  order to  effectuate  these amendments.  Notwithstanding  authorization  of the proposed  transaction by our current stockholders, our Board of Directors may abandon the reverse stock split at any  time  without  further  action  by our  stockholders,  or may  file  the amendment at any time without  further notice to or action by our  stockholders.
However,  the  Board  believes  that the  proposal  should be acted on before it becomes  "stale." It expects to make this decision within 60 days after approval by the stockholders.

                                       14

            As of August 26, 2005 there were  approximately  2,752,251 shares of our Common Stock outstanding and approximately 889 holders of record. As of such date,  approximately  690  holders  of record  held fewer than 100 shares of our
Common Stock.  As a result,  we believe that the reverse stock split will reduce the number of our holders of record to  approximately  200,  while only reducing the  number  of  outstanding  shares to  approximately  27,410  (2,741,000  on a pre-reverse stock split basis).

            EFFECTS ON STOCKHOLDERS WITH FEWER THAN 100 SHARES OF COMMON STOCK

            If the reverse  stock  split is  implemented,  stockholders  holding fewer than 100 shares of our Common Stock  immediately  before the reverse stock split, sometimes referred to as Cashed Out Stockholders, will:

            o   not receive a  fractional  share of Common  Stock as a result of the reverse stock split;

            o   receive cash equal to the fair market value of the shares of our
                Common  Stock they held  immediately  before the  reverse  stock split in accordance with the procedures  described in this proxy statement;

            o   not  be  required  to  pay  any  service  charges  or  brokerage commissions in connection with the reverse stock split;

            o   not receive any interest on the cash  payments  made as a result of the reverse stock split; and

            o   have no further  ownership  interest in our  Corporation  and no further voting rights.

            Cash payments to Cashed Out  Stockholders as a result of the reverse stock split will be subject to income taxation.  For a discussion of the federal income tax  consequences  of the reverse stock split,  please see the section of this proxy statement entitled "Material Federal Income Tax Consequences."

            If you do not currently  hold at least 100 shares of Common Stock in a single  account and you want to  continue  to hold shares of our Common  Stock after the  reverse  stock  split,  you may do so by taking any of the  following actions:

            1.  Purchasing  a  sufficient  number  of  additional  shares of our
                Common  Stock in the open  market or  privately  and having them registered  in your  name and  consolidated  with  your  current record  account,  if you are a record  holder,  or  having  them entered in your account  with a nominee  (such as your broker or bank) in which you hold your current  shares so that you hold at least 100 shares of our Common Stock in your account immediately before the effective time of the reverse stock split;

            2.  If you hold an  aggregate  of 100 or more  shares in two or more accounts,  consolidating your accounts so that you hold at least
                100 shares of our Common Stock in one account immediately before the effective time of the reverse stock split; or

            3.  Transferring  your shares into an account  with a broker or bank so that the shares are held in "street name," and if the nominee holds at least 100 shares and does not receive instructions from you to cash out your position,  your beneficial  interest should continue.

            You will have to act far enough in advance so that the  purchase  or transfer of any shares of our Common Stock and/or consolidation of your accounts containing  shares of our Common  Stock is  completed  by the close of  business prior to the effective time of the reverse stock split.

                                       15

            EFFECTS ON STOCKHOLDERS WITH 100 OR MORE SHARES OF COMMON STOCK

            If the reverse stock split is consummated,  stockholders holding 100 or more shares of our Common Stock  immediately  before the reverse stock split, otherwise referred to as Continuing Stockholders, will:

            o   continue  to be our  stockholders  and will be the only  persons entitled to vote as stockholders  after the  consummation of the reverse stock split;

            o   not receive  cash for any of their  shares of our Common  Stock, including fractional shares; and

            o   likely  experience  a  reduction  in  liquidity  (which  may  be significant)  with respect to their shares of our Common  Stock.
                If our Common Stock continues to be quoted, it will be quoted in the pink  sheets,  and there may be no trading  market at all in our Common Stock.  In order for our Common Stock to be quoted in the pink sheets, one or more broker-dealers must act as a market maker and sponsor our shares. However,  because we will not file reports  with  the  SEC,  there  can be no  assurance  that  any broker-dealer  will be willing to act as a market  maker for our shares of Common  Stock,  even if, as we  presently  intend,  we voluntarily  disseminate  press  releases,  quarterly  financial statements  and  audited  annual  financial  statements  to  our stockholders and the investment community generally.

            Thus,  for  example,  if you own 159 shares  immediately  before the effective  time of the reverse  stock split,  you will own 1.59 shares after the reverse stock split and you will receive no cash whatsoever.

            EFFECTS ON LYNCH INTERACTIVE

            If consummated, the reverse stock split will affect the registration of our Common  Stock under the  Exchange  Act, as we intend to delist our Common
Stock from the AMEX and apply for  termination  of our  registration  as soon as practicable after the consummation of the reverse stock split.

            We have no current  plans to issue  additional  shares of our Common
Stock after the reverse  stock  split,  but we reserve the right to do so at any time and from  time to time at such  prices  and on such  terms as our  Board of
Directors  determines to be in our best interest.  Continuing  Stockholders will not have any preemptive or other  preferential  rights to purchase any shares of our  Common  Stock  that we may issue in the  future,  unless  such  rights  are specifically hereafter granted.

            After the reverse  stock split has been  consummated,  we may,  from time to time,  repurchase  shares  of our  Common  Stock  pursuant  to our share repurchase program, in privately negotiated sales or in other transactions.  The timing of any such repurchase will depend on a number of factors,  including our financial  condition,  operating  results and available  capital at the time. In addition,  we may be  required at various  times in the future to  exercise  our option to  repurchase  shares of Common  Stock in order to prevent the number of our holders of record  from  equaling or  exceeding  300. We cannot  predict the likelihood,  timing or prices of such  purchases and they may well occur without regard to our financial condition or available cash at the time.

            We expect that upon the  completion of the reverse stock split,  the shares of our Common Stock  beneficially  owned by our  directors  and executive offices  will  comprise  approximately  26% of the then  issued and  outstanding shares of our Common Stock,  which is  approximately  the same  percentage  they comprised  prior  to  the  effective  time  of  the  reverse  stock  split.  The
Corporation  has no  outstanding  stock  options and only two  officers  (and no directors) have elected,  pursuant to the provisions of the  Corporation's  401k

                                       16

plan,  to have a portion of their  contributions  to that plan used to  purchase shares of the Corporation's Common Stock while the transaction is pending.  Such purchases are made by the trustee of the plan at  prevailing  market prices on a non-discretionary basis. Except as set forth above, the Corporation is not aware that any  directors  or officers  intend to acquire  shares  while the  proposed reverse stock split is pending.  See "Special Interests of Affiliated Persons in the Transaction."

            The par value of the  shares of our  Common  Stock will be $0.01 per share following consummation of the reverse stock split.

            SCHEDULE 13E-3 FILING

            The reverse stock split is considered a "going private"  transaction as defined in Rule  13e-3  promulgated  under the  Exchange  Act,  because it is intended to terminate the  registration  of our Common Stock under Section 12(b)
of the Exchange Act and suspend our duty to file periodic  reports with the SEC.
Consequently, we have filed a Rule 13e-3 Transaction Statement on Schedule 13E-3 with the SEC.

ADVANTAGES OF THE PROPOSAL

            COST SAVINGS

            As  a  result  of  recent  corporate  governance  scandals  and  the legislative and litigation  environment resulting from those scandals, the costs of being a public reporting  company have increased for those companies  subject to Section 404  requirements,  and the costs of our remaining a public reporting company are expected to increase  substantially in the near future.  Legislation such as  Sarbanes-Oxley  will  continue  to have the  effect of  increasing  the compliance  burdens  and  potential  liabilities  of  being a  public  reporting company.  It will  increase  audit fees and other costs of  compliance,  such as securities  counsel  fees,  as well  as  outside  director  fees  and  potential liability  faced  by our  officers  and  directors.  We also  incur  substantial indirect  costs as a result  of,  among  other  things,  our  management's  time expended to prepare and review our public filings.

            Our Board of Directors  believes that by deregistering our shares of
Common Stock and suspending our periodic reporting obligations,  we will realize annual cost savings of approximately $1.7 million as follows:

                                                                   Estimated Ongoing                Estimated Ongoing
                                                                    Annual Costs of                Annual Cost Savings
                                                                   Remaining Listed                  from Delisting
         PUBLIC COMPANY FEES AND COSTS:                             and Registered                  and Deregistering
         -----------------------------                              --------------                  -----------------

       AMEX listing fees                                            $       15,000                  $       15,000
       Printing, mailing and filing costs                                    9,000                           5,000
       Audit fees                                                        1,310,000                         400,000
       Other fees                                                           15,000                          10,000
                                                                    --------------                  --------------
       Subtotal                                                     $    1,349,000                  $      430,000

       Sarbanes-Oxley Compliance Fees
       Attestation fees                                             $    1,000,000                  $    1,000,000
       Consultants fees                                                    270,000                         270,000
                                                                    --------------                  --------------
       Subtotal                                                     $    1,270,000                  $    1,270,000
                                                                    --------------                  --------------
            TOTAL                                                   $    2,619,000                  $    1,700,000
                                                                    --------------                  --------------

                                       17

            These estimated annual cost savings reflect, among other things: (i)
a reduction in audit,  attestation  and related fees,  (ii) the  elimination  of
costs   associated  with  filing  periodic  reports  with  the  SEC,  (iii)  the elimination of costs  associated  with the listing of shares of our Common Stock on the AMEX and (iv) the  reduction in direct  miscellaneous  clerical and other expenses, including printing, stock transfer and proxy solicitation expenses.

            Compliance with Section 404 would require  significant  expenditures during  the  initial  fiscal  year of  compliance,  including  costs  related to computer  software  and  hardware  and  fees to  third  parties  for  compliance planning,  assessment,  documentation  and  testing.  Management  estimates  the increased  fees to third  parties  during  the  initial  year of  compliance  at approximately  $500,000.  The initial year will require  significant  consulting costs to help the Corporation  document control narratives and control matrices, remediate where controls are considered less than adequate,  and determine which controls should be tested.  In 2004, the Company  incurred  $300,000 in external consulting costs to document the controls at one subsidiary.  The  Corporation's management expects to be able to utilize the work performed at the subsidiary to serve as a model for the other subsidiaries.  However,  due to the Corporation's limited personnel resources,  it would take two consultants more than six months to complete the initial documentation and remediation required.  The Corporation estimates that two consultants  would be retained for 1,250 hours each at a cost of $200 per hour,  for a total of $500,000.  This is in addition to the $300,000 spent in 2004. The  Corporation  believes the $500,000 amount  represents  costs that are over and above the ongoing annual cost to update the  documentation and perform  required  testing.  In addition,  the  estimated  annual costs and cost savings do not include  other costs that  management  and the Board of Directors believe are  substantial,  though  difficult or impossible to quantify,  such as internal and outside legal expenses related to being a public reporting company, management  and internal  clerical  support  time devoted to this area,  and the increased risk of liability associated with being a reporting company.

            The cost  savings  figures set forth above are only  estimates.  The actual savings we realize from the  transaction may be higher or lower than such estimates,  depending,  among other things,  on how promptly we  consummate  the reverse  stock split.  Estimates of the annual  savings to be realized are based upon (i) the actual costs to us of the services and disbursements in each of the categories listed above that are reflected in our financial records and (ii) the allocation  to each  category of  management's  estimates  of the portion of the expenses and  disbursements in such category  believed to be solely or primarily attributable  to  our  public  reporting  company  status.  In  some  instances, management's cost saving expectations were based on information provided or upon verifiable  assumptions.  For example,  our  auditors,  Deloitte & Touche,  have informally  advised us that there will be a reduction in auditing  fees if we no longer  continue as a public  reporting  company,  though the  estimated  annual savings were developed by management.

            OPPORTUNITY FOR CASHED OUT STOCKHOLDERS TO SELL THEIR HOLDINGS AT OR
ABOVE  THE  THEN  CURRENT  MARKET  TRADING  PRICE,  WITHOUT  BROKERAGE  FEES  OR
COMMISSIONS

            In connection  with the reverse stock split,  our Board of Directors determined that a fair price for this  transaction to Cashed Out Stockholders is the fair market value as set forth in the section  "Background  of the Proposal"
of this proxy  statement,  because it provides them an  opportunity to liquidate their holdings at a fair price without brokerage commissions.

            ABILITY TO CONTROL DECISION WHETHER TO REMAIN AS A STOCKHOLDER

            Another  factor  considered by our Board of Directors in determining the fairness of the transaction to our unaffiliated stockholders is that current holders  of fewer  than  100  shares  of our  Common  Stock  can  remain  as our stockholders,  even if the reverse  stock  split is  consummated,  by  acquiring additional  shares  so that they own at least 100  shares  of our  Common  Stock

                                       18

immediately  before the effective  time of the reverse stock split.  Conversely, stockholders  that own 100 or more shares of our Common  Stock can reduce  their holdings to fewer than 100 shares by selling  shares  prior to the  transaction.
Our Board of Directors considered the structure of the transaction to be fair to our unaffiliated  stockholders  because it allows them a measure of control over the  decision of whether to remain  stockholders  after the  transaction,  or to receive the cash  consideration  offered in  connection  with the reverse  stock split, if the transaction is consummated.

            OPERATIONAL FLEXIBILITY

            Another advantage of effectuating the reverse stock split relates to operational  flexibility.  Our Board of Directors believes that consummating the reverse  stock split and ending our status as a public  reporting  company would enable management to concentrate its efforts on our long-term growth,  free from the  constraints of public  ownership.  Our Board of Directors  believes that we will benefit more if the  Corporation's  business  decisions  can be made with a view toward  long-term  growth and with less emphasis on the effect of decisions upon the  short-term  earnings  and the  consequent  short-term  effect  of such earnings on the market value of our Common Stock.

            NO  MATERIAL   CHANGE  IN   PERCENTAGE   OWNERSHIP   OF   CONTINUING
            STOCKHOLDERS

            As only an estimated  11,000 out of  2,752,251  shares of our Common
Stock would be eliminated as a result of the reverse stock split, the percentage ownership of Continuing  Stockholders  would be approximately the same as it was prior to the reverse  stock  split.  For example,  our  officers  and  directors currently  beneficially own approximately  26% of the outstanding  shares of our
Common Stock and will  beneficially  own  approximately  26% of our Common Stock following completion of the reverse stock split. We believe that structuring the transaction in a manner that preserves the approximate  percentage  ownership of the Continuing  Stockholders,  whether affiliated or unaffiliated,  supports the fairness of the transaction to all the stockholders.

            PROTECTION AGAINST INADVERTENTLY BECOMING A REPORTING COMPANY

            If the number of holders of record of our Common Stock  increases to
500 or more we would be required to  re-register  under the Exchange  Act,  file public reports and comply with the requirements of Sarbanes-Oxley.  The right of first  refusal  protects  us  against  inadvertently  becoming  subject  to such requirements.  Such  protection will ensure that we do not incur the significant expenses required to comply with public reporting and related requirements.

DISADVANTAGES OF THE PROPOSAL

            SUBSTANTIAL OR COMPLETE  REDUCTION OF PUBLIC SALE  OPPORTUNITIES FOR
            OUR STOCKHOLDERS

            Following the transaction,  we anticipate that the market for shares of our Common Stock will be less active and may be  eliminated  altogether.  Our stockholders  may no longer have the option of selling  their  Common Stock in a public  market.  While shares may be quoted in the pink sheets,  any such market for our Common Stock may be highly illiquid after the suspension of our periodic
reporting   obligations,   even  though  we  currently  intend   voluntarily  to
disseminate press releases,  quarterly  financial  statements and audited annual financial statements to our stockholders and the investment community generally.

            In  addition,  because  of  the  standing  option  in  favor  of the
Corporation  to purchase any Common Stock  proposed to be sold if, after a sale, the  number of  record  holders  of  Common  Stock  would  equal or exceed  300, stockholders may be deprived of the opportunity to sell their shares at prices

                                       19

they could otherwise  obtain by selling to others.  Instead,  they would receive the formula  specified in the amended  Restated  Certificate  of  Incorporation, which is generally  the average of the bid and asked prices for the last 20 days when the stock is, in fact,  quoted in the pink  sheets and may be a lower price than they could otherwise negotiate with a third party.

            LOSS OF CERTAIN PUBLICLY AVAILABLE INFORMATION

            Upon  terminating  the  registration  of our Common  Stock under the
Exchange Act, our duty to file periodic reports with the SEC would be suspended.
Although  we  intend  voluntarily  to  disseminate  press  releases,   quarterly
financial statements and audited financial  statements,  some of the information regarding our  operations and financial  results that is currently  available to the  general  public  and our  investors  may  not be  available  after  we have terminated  our  registration.  Upon the  suspension of our duty to file reports with the SEC,  investors  seeking  information  about us may have to  contact us directly to receive such information.  We cannot assure you that we will provide the  requested  information  to  an  investor.  While  our  Board  of  Directors acknowledges the  circumstances in which such termination of publicly  available information may be  disadvantageous  to some of our  stockholders,  our Board of
Directors  believes  that the overall  benefit to us of no longer being a public reporting company substantially outweighs the disadvantages thereof.

            As the  Corporation  will no longer be subject to certain  liability provisions  of the  Exchange  Act and  officers  will no longer have to make the certifications  required  by  Sarbanes-Oxley,  stockholders  could find that the information provided to them is more limited and that their recourse for alleged false or misleading statements is also more limited. See also "Special Interests of Affiliated Persons in the Transaction."

            POSSIBLE SIGNIFICANT DECLINE IN THE VALUE OF OUR SHARES

            As a result of the limited  liquidity in our Common Stock  following
the  consummation  of  transaction  and  the  diminished   opportunity  for  our
stockholders  to monitor  actions of our  management  due to the lack of certain
public  information,   Continuing  Stockholders  may  experience  a  significant
decrease in the value of their shares of our Common Stock.

            POSSIBLE DELAY IN SALE OF SHARES

            As a result of the standing  option in favor of the  Corporation  to purchase any Common Stock proposed to be sold if, after each sale, the number of record  holders of Common  Stock  would equal or exceed  300,  stockholders  may experience  a delay  in  their  ability  to sell  shares  to  others  until  the
Corporation  has decided  whether to exercise the right of first  refusal or the time to exercise the right of first refusal has lapsed.

            INABILITY  TO  PARTICIPATE  IN ANY FUTURE  INCREASES IN VALUE OF OUR
            COMMON STOCK

            Cashed Out Stockholders will have no further  financial  interest in the  Corporation  and thus will not have the  opportunity  to participate in any potential appreciation in the value of our shares,  including without limitation if we were to become a public reporting  company again in the future.  Our Board of Directors determined that this factor does not make the transaction unfair to our  unaffiliated  stockholders,  because those  stockholders who wish to remain stockholders  after the reverse  stock split can do so by  acquiring  additional shares so that  they own at least 100  shares of our  Common  Stock  before  the reverse stock split.

                                       20

OPINION OF FINANCIAL ADVISOR

            Our Board of Directors  retained  Caymus  Partners LLC to act as the financial  advisor to it and  requested  that it evaluate the  fairness,  from a financial point of view, of the reverse stock split to our public  stockholders, by which we mean our unaffiliated stockholders. On April 17, 2005, the financial advisor  delivered  its report and opinion to the effect that, as of the date of the opinion and based upon and subject to the matters stated in the opinion, the fractional share  consideration equal to the fair market value described in this proxy  statement,  would  be  fair,  from a  financial  point  of  view,  to the unaffiliated  holders of our Common  Stock.  Thereafter  on April 19, 2005,  the
Audit  Committee  of the  Board  of  Directors,  acting  pursuant  to  authority delegated to it by the Board of Directors,  met again with the financial advisor and approved the report and opinion.

            Caymus  Partners,  LLC  is an  investment  banking  "boutique"  firm organized in 2001. The firm has successfully completed over 30 transactions, and
its  eight   professionals,   while  at  other  firms,   closed  more  than  240
transactions.  Those  professional  personnel have collectively over 65 years of investment banking and other investment related  experience.  Such experience is broadly based both in terms of industries and kinds of transactions represented.

            Under the terms of our  agreement  with Caymus  Partners LLC, it has received a fee of $30,000,  plus  reimbursement of its reasonable  out-of-pocket and  incidental  expenses and it has issued to the Board of Directors an opinion dated April 20, 2005, as to the fairness, from a financial point of view, of the cash consideration to be paid to unaffiliated stockholders in exchange for their fractional shares. In connection with the engagement, we are required to furnish the financial  advisor with all  information  it reasonably  requests and we are responsible  for the truth  and  accuracy,  in all  material  respects,  of such information.  We  have  agreed  to  indemnify  the  financial  advisor  and  its directors,  officers,  controlling  persons  (within the meaning of the Exchange
Act),  other  affiliates,  agents and employees  from any claims arising from or related to the  engagement,  except where such claims are found to have resulted primarily from the financial advisor's or its agent's, employees' or affiliates'
gross negligence or willful misconduct.

            In April  2003,  an  entity  controlled  by our  Chairman  and Chief
Executive  Officer made a $100,000  investment in five year callable,  preferred return  securities  issued by Caymus  Partners LLC. The  investment  constituted approximately 25% of the outside  (non-member) capital raised by the firm and is intended  to yield 10% per  annum  (plus a 5%  profits  interest  under  certain circumstances).  Our  Chairman  also  serves  on the  Caymus  Partners  Board of
Advisors,  which is an advisory body without management or control functions. In addition,  we retained  Caymus  Securities  LLC, an affiliate  of the  financial advisor,  in March 2005 to assist us in locating and  negotiating  a new line of credit to replace our  existing  line with First  National  Bank of Omaha and to arrange additional sources of lending through the private market. If successful, the financial  advisor will receive a maximum fee of  approximately  $100,000 in connection  with this  engagement.  The Board of Directors does not believe that any of these  relationships  is material or compromises the  independence of the financial advisor.

            THE FULL TEXT OF THE FINANCIAL ADVISOR'S WRITTEN OPINION IS ATTACHED
AS  EXHIBIT B AND  SHOULD  BE READ  CAREFULLY  IN ITS  ENTIRETY.  THE  FINANCIAL
ADVISOR'S  OPINION IS DIRECTED TO OUR BOARD OF DIRECTORS AND RELATES ONLY TO THE
FAIRNESS OF THE REVERSE  STOCK  SPLIT FROM A FINANCIAL  POINT OF VIEW,  DOES NOT
ADDRESS ANY OTHER ASPECT OF THE REVERSE  STOCK SPLIT OR ANY RELATED  TRANSACTION
AND DOES NOT CONSTITUTE A RECOMMENDATION  TO ANY STOCKHOLDER WITH RESPECT TO THE
REVERSE STOCK SPLIT OR ANY OTHER MATTER BEING VOTED UPON BY OUR STOCKHOLDERS.

                                       21

            In arriving at its opinion, the financial advisor:

      o     Reviewed a draft of our proxy statement.
      o     Reviewed and analyzed certain publicly available financial and other data with respect to Lynch  Interactive  and certain other  relevant historical operating data relating to us from published sources.
      o     Conducted  discussions  with  members of our senior  management  and reviewed  certain of our  financial  forecasts  with  respect to our business prospects and financial outlook. The financial forecasts we provided to our  financial  advisor and the  assumptions  underlying such  forecasts are included  immediately  following the "Opinion of
            Financial Advisor."
      o     Reviewed  current and historical  market prices and trading activity of our Common Stock.
      o     Compared   certain  of  our  financial   information   with  similar
            information of certain other publicly traded companies.
      o     Reviewed the financial terms, to the extent publicly  available,  of selected  precedent  transactions which the financial advisor deemed generally comparable to the reverse stock split.

            In rendering its opinion,  the  financial  advisor  considered  such other  information  and conducted  such other  financial  studies,  analyses and investigations as it deemed appropriate under the  circumstances.  In connection with the review,  the financial advisor relied upon and assumed the accuracy and completeness  of the  financial  and other  information  publicly  available  or furnished to it by us or otherwise reviewed by it. The financial advisor did not independently  verify the accuracy or completeness of such information.  Nor did the financial  advisor make or obtain any independent  evaluations or appraisals of any of our properties,  assets or liabilities  (contingent or otherwise).  In addition, neither we nor our Board of Directors authorized the financial advisor to solicit any  indications of interest from any third party with respect to the purchase  of all or a  part  of our  business.  With  respect  to our  financial projections, the financial advisor assumed that they were reasonably prepared on a basis reflecting the best currently  available  estimates and judgments of our management as to our future  financial  performance,  and the financial  advisor expressed no opinion with respect to such forecasts or the  assumptions on which they were based.  Its opinion was necessarily  based upon  financial,  economic, market and other  conditions  as they existed and could be evaluated on the date of the opinion.

            The financial  advisor  expressed no view as to, and its opinion did not address,  the relative  merits of the reverse stock split as compared to any alternative  business  strategies  that might  exist for us or the effect of any transaction in which we might engage.  The financial advisor did not express any opinion as to the prices or price ranges at which our Common Stock has traded or may trade in the future. Although the financial advisor evaluated the fractional share  consideration from a financial point of view, it was not asked to and did not recommend the specific consideration payable in the reverse stock split. The fractional  share  consideration  was  determined by our Board of Directors.  No limitations  were  imposed by us on the  financial  advisor  with respect to the investigations made or procedures followed by it in rendering its opinion.

            In preparing its opinion,  the financial advisor performed a variety of financial and  comparative  analyses.  The summary of these analyses is not a complete description of them. The preparation of a fairness opinion is a complex analytical  process involving various  determinations as to the most appropriate and relevant methods of financial  analysis and the application of those methods to the particular  circumstances and, therefore, a fairness opinion is difficult to summarize. Accordingly, the financial advisor believes that its analyses must be considered as a whole and that selecting portions of its analyses and factors or focusing on information presented in tabular format,  without considering all analyses and factors or the narrative description of the analyses,  could create a  misleading  or  incomplete  view of the process  underlying  its analyses and opinion.

                                       22

            In  its  analyses,   the  financial  advisor   considered   industry
performance,  general business,  economic,  market and financial  conditions and other matters existing as of the date of its opinion.  Many of these factors are beyond our control.  No company,  transaction or business used in those analyses as a  comparison  is  identical  to us or the  reverse  stock  split,  nor is an evaluation of those analyses entirely mathematical; rather, the analyses involve
complex   considerations  and  judgments   concerning  financial  and  operating
characteristics  and other  factors  that could affect the  acquisition,  public trading or other  values of the  companies,  business  segments or  transactions being analyzed.

            The estimates  contained in the financial advisor's analyses and the valuation  ranges  resulting from any particular  analysis do not reflect actual values or future results or values.  Those values may be  significantly  more or less  favorable  than those  suggested by the  analyses.  In addition,  analyses relating  to  the  value  of  businesses  or  securities  do not  purport  to be appraisals or to reflect the prices at which  businesses or securities  actually may be sold. Accordingly, these analyses and estimates are inherently subject to substantial uncertainty.

            The  financial  advisor's  opinion  and  analyses  were  only one of several  factors  considered by our Board of Directors in its  evaluation of the reverse  stock split and should not be viewed as  determinative  of the views of our Board of  Directors  or  management  with  respect to the  fractional  share consideration  to be paid if the  reverse  stock split is  consummated,  or with respect to the reverse stock split generally.

            The following is a summary of the material  financial  analyses that the financial advisor performed in connection with the rendering of its opinion.

            In  connection  with the  rendering  of its opinion,  the  financial advisor  took into  account  its  assessment  of  general  economic,  market and financial  conditions  as well as its  experience  in  connection  with  similar transactions and securities valuations generally and among other things:

      o     Reviewed  and  analyzed   transaction   documents  provided  by  the
            Corporation;
      o     Reviewed  publicly  available  financial  information and other data including the Corporation's most recent audited financial statements
            (Form 10-K);
      o     Reviewed and analyzed certain financial characteristics of companies
            that  were  deemed  to  have   characteristics   comparable  to  the
            Corporation;
      o     Reviewed  and  analyzed  certain  financial  terms  of  acquisitions involving target companies deemed to have characteristics comparable to the Corporation;
      o     Reviewed  and  analyzed  certain  financial  terms of reverse  stock splits in conjunction with going private transactions;
      o     Reviewed and  discussed  with  representatives  or management of the
            Corporation certain financial and operating information furnished by them, including assumptions with respect to the business, operations and prospects of the Corporation;
      o     Reviewed and analyzed the projected cash flows of the Corporation;
      o     Considered the historical  financial  results and present  financial condition of Interactive;
      o     Reviewed the reported prices and trading  activity for the shares of the Corporation;
      o     Reviewed  the prices for  historical  periods  of  companies  having characteristics comparable to the Corporation; and
      o     Performed such other analyses and  examinations  as Caymus  Partners deemed appropriate.

                                       23

            COMPARABLE COMPANY ANALYSIS

            Caymus   Partners'   comparable   company   analysis  was  based  on
application of valuation  multiples  from a selected group of comparable  public companies (the "Company  Comparables"  and the "Core LEC  Comparables,"  as more fully described below).

            In  selecting  the Company  Comparables,  Caymus  Partners  searched
comprehensive  lists  and  directories  of  comparable  public  companies.   The
Comparable  Company  approach  is based upon the theory  that the stock price of publicly-traded  companies reflects all readily available information.  In other words, the market  continuously  evaluates each company and determines a current value as reflected by the bids and offers for the company's stock.

            Using this  technique,  publicly-traded  companies  are  reviewed in order to identify a peer group similar to the subject  company.  When  selecting the Company Comparables, certain determinant factors included: (i) participation in the local  exchange  carrier  ("LEC")  industry  with  emphasis on the rural, incumbent  and  competitive  LEC  markets;  (ii)  publicly  available  financial information;  and  (iii) an  active  trading  market.  The  Company  Comparables selected were:

     o      Alaska Comm.  Systems Group Inc. (Nasdaq:ALSK)
     o      Commonwealth Telephone Enterprises Inc. (Nasdaq:CTCO)
     o      CT Communications Inc. (Nasdaq:CTCI)
     o      D&E Communications Inc. (Nasdaq:DECC)
     o      Fairpoint Communications Inc. (NYSE:FRP)
     o      Hector Communications Corp. (AMEX:HCT)
     o      Iowa Telecommunications Services Inc. (NYSE: IWA)
     o      Hickory Tech Corp. (Nasdaq:HTCO)
     o      North Pittsburgh Systems Inc. (Nasdaq:NPSI)
     o      Otelco, Inc. (AMEX: OTT)
     o      Shenandoah Telecommunications Co. (Nasdaq:SHEN)
     o      SureWest Communications (Nasdaq:SURW)
     o      Valor Communications Group Inc. (NYSE: VCG)
     o      Warwick Valley Telephone Co. (Nasdaq:WWVYE)

            Caymus  Partners  then  selected  four  companies  of the 14 Company
Comparables  to represent a more defined  grouping of comparable  companies (the
"Core LEC  Comparables").  The four "Core LEC  Comparables,"  were chosen as the most reliable comparables to the Corporation based upon the following factors:

      o     Enterprise values were closest to that of Lynch Interactive;
      o     Stock prices as a percentage of 52-week high were similar;
      o     Multiples  of   enterprise   values  for  revenue  and  EBITDA  were
            reasonable (no outliers);
      o     Number of access lines was closest to that of Lynch Interactive; and
      o     LTM EBITDA margins were comparable to that of Lynch Interactive.

            Such  factors  were  taken  into  account  on a  collective,  not an individual,  basis. While some companies, which were not considered to be in the
"Core LEC Comparable"  group were more comparable to the Corporation for certain of the  factors  mentioned  above,  they  were not  considered  comparable,  and therefore not chosen, based upon such factors considered collectively.

                                       24

            The four Core LEC Comparables selected were:

      o     CT Communications Inc. (Nasdaq:CTCI)
      o     D&E Communications Inc. (Nasdaq:DECC)
      o     Hickory Tech Corp. (Nasdaq:HTCO)
      o     North Pittsburgh Systems Inc. (Nasdaq:NPSI)

            No company included in the selected Company  Comparables or Core LEC
Comparables  is identical to the  Corporation.  In selecting and  evaluating the
Company  Comparables and Core LEC  Comparables,  Caymus Partners made subjective judgments and assumptions with regard to industry performance, general business, economical,  market and financial conditions,  and other matters. Because of the inherent  differences  between business,  operations,  financial  conditions and prospects of the Corporation and those of the selected  Company  Comparables and
Core LEC  Comparables,  Caymus Partners  believed it was  inappropriate  to, and therefore did not,  rely solely on the  quantitative  results of the  Comparable
Company analysis.

            For  both the  Company  Comparables  and the  Core LEC  Comparables,
Caymus  Partners then compared  market values,  of, among other things,  current enterprise  value (equity value plus total debt,  minority  interest,  preferred stock,  less cash and cash  equivalents)  as  multiples  of the latest  12-month
("LTM") earnings from continuing operations before interest, taxes, depreciation and  amortization,  or EBITDA. In its analysis,  Caymus Partners  determined the
EBITDA multiple range for the Company  Comparables to be 6.00x to 6.50x, and for
the Core LEC Comparables, to be 5.60x to 6.20x.

            Caymus Partners applied a range of these multiples to the LTM EBITDA of the Corporation to obtain an enterprise  valuation range for the Corporation.
EBITDA was chosen  because it is a more  reliable  indicator of value than other factors such as revenue. Caymus Partners then calculated an equity value for the
Corporation by subtracting net debt,  minority interest and preferred stock from the enterprise  value.  The implied  equity value per share for the  Corporation ranged from $24.53 to $31.36  (mean value of $27.95 per share)  using  multiples derived from  Company  Comparables.  The implied  equity value per share for the
Corporation  ranged from $19.07 to $27.26 (mean value of $23.17) using multiples derived from the Core LEC Companies.

            COMPARABLE TRANSACTIONS ANALYSIS

            Caymus  Partners'  comparable  transaction  analysis  was  based  on application of valuation  multiples from a select group of  transactions  deemed relevant based on similar business operations and publicly available information
(the "Transaction Comparables").

            Information is typically not disclosed for transactions  involving a private seller, even when the buyer is a public company,  unless the acquisition is  deemed  to be  "material"  for the  acquiror.  In  addition  to the  lack of
information  on  comparable   acquisitions,   available  information  on  public
companies may be outdated or incomplete.  As a result,  the selected  Comparable
Transactions  Analysis  is  typically  limited  to  transactions  involving  the acquisition of a public  company,  or  substantially  all of its assets,  or the acquisition of a large private company,  or substantially  all of its assets, by the public company. Accordingly, an analysis of comparable business combinations is not  mathematical;  rather it involves complex  considerations  and judgments concerning  differences  in  financial  and  operating  characteristics  of  the comparable transactions.

            In the Comparable  Transactions  Analysis,  Caymus Partners reviewed acquisitions of companies involving 100% control. Transactions involving partial control, including minority control positions, buybacks of stock, etc., were not reviewed  due to the  inability  to gather such  appropriate  data.  No acquired

                                       25

company involved in the selected Comparable  Transactions  Analysis is identical to the  Corporation.  In selecting and evaluating the  Transaction  Comparables,
Caymus  Partners  made  subjective  judgments  and  assumptions  with  regard to
industry  performance,   general  business,  economical,  market  and  financial
conditions,  and other matters.  Because of the inherent differences between the business, operations,  financial conditions and prospects of the Corporation and those  of  the  acquired  companies  included  in  the  Comparable  Transactions
Analysis,  Caymus Partners  believed it was  inappropriate to, and therefore did not,  rely solely on the  quantitative  results of the  Comparable  Transactions
Analysis.

            Caymus Partners identified six Transaction Comparables announced and closed in the last three and one-half years  involving  target  companies in the local exchange carrier industry. Based on the information disclosed with respect to the target in each of the Comparable Transactions, Caymus Partners calculated and compared the total enterprise value as a multiple of LTM EBITDA.  EBITDA was chosen because it is a more reliable  indicator of value than other factors such as revenue.  Caymus  Partners  adjusted the mean and median EBITDA  multiples of comparable transactions to account for an already implied control premium of 20%
since the  acquisitions  were for 100%  control.  After  discounting  the EBITDA multiples,  Caymus Partners applied a range of these multiples to the LTM EBITDA of the Corporation to obtain an implied  enterprise  value for the  Corporation, assuming less than 100% control. In its analysis, Caymus Partners determined the
EBITDA multiples range for Transaction  Comparables to be 5.80x to 6.40x. Caymus
Partners then  calculated an equity value for the Corporation by subtracting net debt, minority interest and preferred stock from the enterprise value.

            The implied equity per share value for the  Corporation  ranged from
$21.80 to $30.00 (mean value of $25.90 per share).

            DISCOUNTED CASH FLOW ANALYSIS

            Caymus Partners performed a discounted cash flow analysis ("DCF") on the Corporation.  The fundamental premise of the DCF approach is to estimate the available cash flows a prudent  investor would expect a company to generate over its remaining  life. To determine this amount,  Caymus  Partners  relied on cash flow  projections  for the fiscal years ending 2005 through 2009, as provided by the  Corporation's  management.  Caymus  Partners  estimated  the  Corporation's discount rate by analyzing the Corporation's current capitalization, Corporation tax rate,  risk free rate and estimates of market premia with respect to certain qualitative  factors associated with the Corporation's  operations and financial measurements and its marketability of shares.

            The discounted cash flow analysis incorporates estimates provided by the  Corporation's  management  of cash flows  during 2005 and for the next four
succeeding  years.   These  estimates,   in  turn,  are  based  on  assumptions,
projections and forecasts,  including without  limitation  business  conditions, financial markets and regulatory actions and initiatives.  As a result, there is no assurance  that any such estimates will be met and such estimates are subject to  uncertainties,  risks  and  inaccuracies,  any  or  all of  which  could  be substantial.  Caymus Partners performed the discounted cash flow analysis on the preliminary  cash flow of the  Corporation.  To arrive at a present value of the free cash flow,  Caymus Partners  utilized  discount rates ranging from 11.0% to
13.0%. A range of terminal year EBITDA multiples between and including 5.50x and
6.00x,  which range is in line with EBITDA multiples for Interactive's  Core LEC
Comparables, were utilized in this analysis. Caymus Partners discounted the free cash flows and terminal  year EBITDA  valuation to derive a range of  enterprise values.  These enterprise values were reduced by net debt to arrive at an equity value. The Corporation's net debt is estimated to be approximately  $147 million
(as of December 31, 2004).  Caymus  Partners  determined that the implied equity per share value for the Corporation  ranged from $24.05 to $33.96 (mean value of
$29.00).

                                       26

            FRACTIONAL SHARE CASH-OUT VALUES OF SELECT REVERSE STOCK SPLITS

            Caymus  Partners   performed  an  analysis  of  other  "going  dark"
transactions associated with reverse stock splits to determine the premiums paid for  fractional  shares.  An analysis of selected  other  reverse  stock  splits associated with "going dark" transactions is heavily dependent on a small number of companies that may or may not be related to Interactive and that have varying transactional  circumstances,  market capitalizations,  profitability and future growth opportunities.

            Caymus Partners aggregated selected reverse stock split transactions in  conjunction  with pending  "going dark"  transactions  to determine the cash premiums paid, if any, for fractional  shares.  Caymus Partners  concluded that, based on the difficulty in obtaining "going dark" transactions, the lack of data provided for those transactions and the lack of data related to companies paying fractional share premiums, an analysis of reverse stock split data is not useful for  purposes  of  opining  on the  value  to be  paid  by  Interactive  in this transaction.

            HISTORICAL STOCK TRADING ANALYSIS

            Caymus   Partners   reviewed  the  historical   performance  of  the
Corporation's  Common Stock based on historical  analysis of closing  prices for the 20-day period prior to the date of its analysis.  Caymus Partners noted that the closing  prices for the  Corporation's  Common Stock over this period ranged from $19.25 to $29.28. The following chart summarizes the average closing prices of the Corporation's stock over that 20-day period.

              Price as of April 11, 2005                $29.28
              5-Day Trailing Average                    $26.41
              10-Day Trailing Average                   $25.36
              20-Day Trailing Average                   $24.72

THE CAYMUS  REPORT  WILL BE MADE  AVAILABLE  FOR  INSPECTION  AND COPYING AT THE
PRINCIPAL EXECUTIVE OFFICES OF THE CORPORATION DURING ITS REGULAR BUSINESS HOURS
BY  ANY  INTERESTED  EQUITY  SECURITY  HOLDER  OF  THE  CORPORATION  OR  BY  THE
REPRESENTATIVE  OF SUCH A HOLDER WHO HAS BEEN  DESIGNATED IN WRITING.  A COPY OF
THE REPORT WILL BE  TRANSMITTED  BY THE  CORPORATION  TO ANY  INTERESTED  EQUITY
SECURITY HOLDER OF THE CORPORATION OR SUCH  REPRESENTATIVE  UPON WRITTEN REQUEST
AND AT THE EXPENSE OF THE REQUESTING SECURITY HOLDER.

                       FINANCIAL FORECASTS AND ASSUMPTIONS

                                       2005 PROFIT PLAN
                                            EBITDA

                      2002      2003      2004       2005     2006     2007    2008    2009
                     Actual    Actual   Forecast     Plan     Plan     Plan    Plan    Plan
                     ------    ------   --------     ----     ----     ----    ----    ----
Total EBITDA
- operations         41,920    43,239    44,836     46,852   45,323   45,837  45,839  45,621
Corporate cost       (3,334)   (4,529)   (6,800)    (5,020)  (3,400)  (3,490) (3,580) (3,670)
                     ------    ------    -------    ------   ------   ------  ------  ------
EBITDA               38,586    38,710    38,036     41,832   41,923   42,347  42,259  41,951
                     ======    ======    =======    ======   ======   ======  ======  ======

                                       27

Depreciation         17,890    19,524    19,620     20,786   20,929   20,944  20,702  20,582
Amortization          1,463       758       956        550      550      550     550     474
                     ------    ------    -------    ------   ------   ------  ------  ------
Operating Profit     19,233    18,428    17,460     20,496   20,444   20,853  21,007  20,895
                     ======    ======    =======    ======   ======   ======  ======  ======

                                       2005 PROFIT PLAN
                                       CAPITAL SPENDING

                      2002      2003      2004        2005     2006     2007    2008    2009
                     Actual    Actual   Forecast      Plan     Plan     Plan    Plan    Plan
                     ------    ------   --------      ----     ----     ----    ----    ----
Total Capex          23,785    23,049   18,985       14,908   16,713  15,164  11,673  11,644
                     ======    ======   ======       ======   ======  ======  ======  ======

Regulated Telco      21,424    21,564   17,753       13,123   15,577  14,325  10,835  10,784
Internet                409       445      394          406      358     293     326     335
CLEC                    509       563      464          505      348     346     321     321
Cable TV                151       131      338          749      305     152     166     155
Alarm                   255        93       35            0        0       0       0       0
Wireless                 66         7        0           75      100       0       0       0
Other                   971       246        1           50       25      48      25      49
                     ------    ------   ------       ------   ------  ------  ------  ------
                     23,785    23,049   18,985       14,908   16,713  15,164  11,673  11,644
                     ======    ======   ======       ======   ======  ======  ======  ======

      ASSUMPTIONS

1.    The  Corporation  assumes  that the  federal  regulations  relating to the revenue requirements of rural telephone companies, including the Universal
      Service Fund, will not change.

2.    The  Corporation  assumes that current trends with respect to access lines and minutes of use will remain unchanged.

3.    The Corporation assumes that intrastate rates will decline.

4.    The  Corporation  assumes  there  will be some,  but  minimal,  growth  in deregulated services.

5.    The Corporation  assumes that its cost structure will remain static,  with adjustments for inflation.

6.    The   Corporation   assumes  it  will   maintain  its  current   level  of
      infrastructure.

                                       28

ALTERNATIVE TRANSACTIONS CONSIDERED

            In making the  determination  to submit the reverse  stock split for approval by our stockholders,  our Board of Directors considered the feasibility of certain other alternative transactions, as described below, each of which was ultimately rejected because of its disadvantages:

            o     ISSUER TENDER  OFFER.  Our Board of Directors  considered  the feasibility of an issuer tender offer to repurchase the shares of our Common Stock held by our unaffiliated  stockholders.  A principal  disadvantage of this type of transaction relates to our  ability to secure the debt  financing  needed to effect a
                  tender  offer  in  which  there  is  full   participation   by
                  unaffiliated stockholders. We recently replaced our $5 million of line of credit from First National Bank of Omaha with a $10 million line of credit from Webster Bank,  N.A. The purpose of this  line of  credit  is to  supply  us with  needed  working capital.  Our Board  does not  believe,  given  our  leveraged capital  structure,  that additional debt is desirable at this time,  even if it could be obtained in amounts  sufficient  to purchase  the shares of every  stockholder  that might want to participate.  In addition,  although the  voluntary  nature of such a transaction  is an advantage for our  stockholders,  we would have no assurance that the transaction would result in a sufficient number of shares being tendered. Finally, the going private rules regarding the treatment of our stockholders in a tender offer, including pro-rata acceptance of offers from our stockholders,  make it  difficult  to ensure  that we would be able to  significantly  reduce the number of holders of record to a level below 300.

            o     TRADITIONAL  STOCK  REPURCHASE  PROGRAM.  In  September  1999,
                  subsequent to our spin-off from Lynch  Corporation,  the Board of Directors  authorized the purchase by the Corporation of up to 100,000  shares of our  Common  Stock.  Through  January 5,
                  2005,  when  all  purchases   stopped,   the  Corporation  had
                  purchased  72,700  shares at an  average  price of $32.26  per share,  with  prices  ranging  from  $20.10  on May 5, 2003 to
                  $53.97 on January 28, 2002. Our Board of Directors  considered
                  increasing   the  number  of  shares  subject  to  this  stock
                  repurchase plan.  However,  repurchasing enough shares in this manner to enable us to deregister under the Exchange Act would likely  take  an  extended  period  of  time,  would  have  no assurance of success and would be of indeterminate cost.

                  The Corporation  was not  considering  going dark in September
                  1999 when it approved the repurchase plan and did not consider this step until August 2004. Also, shares purchased since July
                  2004 were made automatically  pursuant to a  non-discretionary arrangement until January 5, 2005, when all purchases stopped.

                  The  Corporation  reserves the right to  recommence  purchases following  the reverse  stock  split  under the present  Board authorization and has made no decision as to whether or not to ask the Board to increase the number of shares  authorized for purchase in the future.

            o     ODD-LOT  REPURCHASE  PROGRAM.  Our  Board  of  Directors  also considered the  feasibility of a transaction in which we would announce to our stockholders  that we would  repurchase,  at a designated  price per share,  the  shares of our Common  Stock held by any  stockholder  who  holds  fewer  than a  specified number of shares and who offers such shares for sale  pursuant to the terms of the program.  The voluntary  nature of such an approach would be an advantage for our stockholders.  However, because our stockholders  would not be required to participate in the program,  we could not be certain at the outset whether a sufficient number of odd-lot  stockholders would participate and  thereby  result in the number of holders of record  being reduced  to below  300.  In terms of  timing,  such a program,

                                       29

                  especially  after giving effect to any extensions of deadlines for  tendering  into the program,  would likely  necessitate a longer time frame than that of the reverse stock split.

            o     MAINTAINING  THE  STATUS  QUO.  Our  Board of  Directors  also considered  maintaining the status quo. In that case, we would continue  to incur the  expenses  of being a public  reporting company without enjoying the benefits traditionally associated with public reporting company status.

                  Expense reductions may be achievable through centralization of various functions (e.g., accounting, receivables and payables, etc.) and moving financing  activities up to the parent level.
                  This   approach  has  always  been  rejected  in  favor  of  a
                  decentralized approach which maintains autonomy for management at the Corporation's operating  subsidiaries.  Both management and the Board of  Directors  believe  this  distinguishes  the
                  Corporation  from its  competitors  and makes it an attractive company to sell a privately  owned  business to. Despite this, the Board of Directors recently approved a $10 million capital budget for 2005, as compared to $22 million for 2004. However,
                  the   Corporation   continues   to   face   significant   cash
                  expenditures  in  defending  the Taylor  False Claims Act case disclosed  in the  Corporation's  Annual  Report on Form 10-K,
                  which  expenditures  to date  are  approximately  $5  million.
                  Although we believe  that this lawsuit is  completely  without merit,  the alleged  damages  sought by plaintiff in this case are in excess of $1 billion,  an  indeterminate  proportion of which  might  have to be borne by the  Company,  making  us an unattractive candidate for a third party buy-out at this time.

FAIRNESS OF THE REVERSE STOCK SPLIT

            Our Board of Directors has fully  reviewed and considered the terms, purpose, alternatives and effects of the reverse stock split and has unanimously determined (including by a majority of directors who are not our employees) that the transaction is in our best interests and is  substantively  and procedurally fair to the unaffiliated stockholders.

            The  reverse  stock split is not  structured  in such a way so as to require the  approval of at least a majority of our  unaffiliated  stockholders, because our affiliated  stockholders  only own  approximately  26% of our voting securities.  Despite the  foregoing,  our Board of Directors  believes  that the
reverse   stock  split  is   substantively   and   procedurally   fair  to  each
differently-impacted group of stockholders - those unaffiliated stockholders who will be cashed-out and those  unaffiliated  stockholders  who will be Continuing
Stockholders - due to: (i) the requirement  that the proposal receive a majority vote, including a substantial portion of the unaffiliated stockholders, in order to be approved and (ii) the ability of the unaffiliated stockholders,  by taking the  steps  described  in the  eighth  and ninth  questions  and  answers  under
"Questions and Answers about the Meeting and  Proposals," to switch their status from Cashed Out  Stockholder to Continuing  Stockholder  (or vice versa) as they see fit.  Further,  Continuing  Stockholders have the advantage of continuing as stockholders in a company that will not be subject to the costs  associated with compliance with Section 404 of  Sarbanes-Oxley.  This savings will significantly decrease our ongoing expenses, which will improve our liquidity.

            In  evaluating  the fairness of the reverse stock split with respect to the  unaffiliated  stockholders  in  particular,  our Board of Directors also noted that the transaction  would not  differentiate  among  stockholders on the basis of affiliate status.  The sole determining factor in whether a stockholder will become a Cashed Out Stockholder or a Continuing  Stockholder as a result of the  reverse  stock  split is the  number  of  shares  held by such  stockholder immediately  before the  effective  time of the reverse  stock  split.  For this reason the Board did not  consider  it  necessary  to  appoint  an  unaffiliated representative  to act  solely  on behalf of the  unaffiliated  stockholders  in

                                       30

negotiating  or  preparing a report on the  transaction.  Our Board of Directors also noted that the percentage ownership of each Continuing Stockholder, whether affiliated or unaffiliated,  will be  approximately  the same as it was prior to the reverse stock split.

            Our Board of Directors  considered the advantages and  disadvantages of the  reverse  stock  split  discussed  in  the  sections  "Advantages  of the
Proposal" and  "Disadvantages  of the Proposal" in reaching its conclusion as to the  substantive  and  procedural  fairness  of the  reverse  stock split to our unaffiliated stockholders. Our Board of Directors did not assign specific weight to each advantage and disadvantage in a formulaic fashion, but did place special emphasis on the opportunity for  unaffiliated  stockholders,  if they hold fewer than 100 shares  immediately  before the  effective  time for the reverse  stock split, to sell their holdings without brokerage fees or commissions,  as well as the significant cost and time savings for us.

            In considering the formula to be used for determining the price paid to Cashed Out Stockholders,  the Board of Directors considered the going concern value,  the  current  market  value  and  the  historical  market  value  of the
Corporation's  Common  Stock,  but did not  consider  firm  offers,  because the
Corporation had received no firm offers during the past two years.  The Board of
Directors also considered the opinion and report of the Corporation's  financial advisor,  Caymus  Partners,  LLC.  The  Board  believed  that  Caymus  Partners'
discounted  cash flow  analysis  presented  the most  accurate  measure of going concern  value  because  such a measure  attempts to value the  Company,  not in comparison  to other  companies  or  transactions,  but as a  company  that will continue to operate.  Using the discounted  cash flow analysis,  Caymus Partners determined  that the implied  equity value per share for the Company ranged from
$24.05 to $33.96 (with a mean value of $29.00).

            In addition,  Caymus  Partners  calculated the book value per share,
$12.56 as of December 31, 2004, and the liquidation value per share,  $-20.90 as of April 20, 2005, which analysis was adopted by the Board of Directors.  Caymus
Partners  focused its analysis on current and historical  market values,  on the values of comparable  companies and transactions,  and on the present discounted value of projected cash flows of the Corporation (as described above in "Opinion of Financial  Advisor"),  each of which it felt was a more accurate indicator of going  concern value than either book value per share or  liquidation  value per share.

            Neither the Board of Directors nor the financial advisor  separately considered  prices  paid by the  Corporation  under its stock  repurchase  plan, because  such  prices  were  market  prices  that had  already  been  considered directly.  However,  through  January 5, 2005, when all purchases  stopped,  the
Corporation  repurchased  such  shares at an average  price of $32.26 per share, which is more than $3.00 per share over the $29.00 "floor"  established  for the reverse stock split.  This  disparity is explained  completely by changes in the price of the Corporation's Common Stock on the AMEX at different times.

            The Board of  Directors,  in  developing  the pricing  formula to be used,  considered  market  prices of the Common Stock over the  12-month  period ending March 31, 2005. For the year ended December 31, 2004, the average closing price of our Common Stock on the American Stock Exchange was $31.67, with a high of $37.95  and a low of  $23.50.  For the period  from  January 1, 2005  through
September 15, 2005, the average closing price was $26.19 per share,  with a high of $32.00 and a low of $19.25. For the year ended December 31, 2003, the average closing  price was  $24.60,  with a high of $28.00 and a low of  $19.50.  If the transaction  had taken place on September 1, 2005,  our Cashed Out  Stockholders would have received $30.07 per share.

            During the period  from  August 2004  through  April 2005,  when the
Board of Directors was considering the proposed reverse split and the pricing of shares to be cashed out,  it also  considered  other  significant  issues  which affected the value of our stock.  For example,  our primary industry - the rural local exchange carrier group - still faces considerable  uncertainty  concerning the future of the Universal  Service Fund ("USF"),  which provides a significant

                                       31

portion of our revenues.  This uncertainty in conjunction with uncertainty as to the future direction of technological innovation, declining numbers of lines and declining minutes of use have affected the value of the Corporation. The Federal
State Joint Board on Universal  Service is currently  analyzing four options for modifications to the current USF mechanisms, which were established July 1, 2001 for five years based on the Rural Task Force plan. It is not possible to predict what  modifications,  if any, will be made to the USF mechanisms in 2006 and the impact of those modifications on the Corporation.

            The Taylor False Claims Act  litigation,  which had been  relatively inactive  since we were advised of its existence in 2001,  became very active in
2004. A number of procedural  motions and extensive factual discovery took place in 2004 and early 2005 which  generated  substantial  legal costs,  reducing the
Corporation's cash and putting pressure on its liquidity position.  In addition, the case  added to the  litigation  risk  associated  with  stock  ownership  as evidenced by a $1.2 billion  alleged damage  calculation  served by plaintiff on the  defendants in February  2005.  Through June 30, 2005, we have incurred over
$6.0 million of legal and other professional fees associated with our defense of the False Claims Act litigation,  including  approximately  $5.0 million for the most  recent  four  quarters.  On a per share  basis,  prior to any  income  tax benefit,  the cost of defending this litigation over the last year was $1.78. As the case  continues in its pre-trial  motion phase,  and with no set trial date, these costs are expected to continue at significant  levels into the foreseeable future.

            As a result of the factors set forth above,  recent market prices of the  Corporation's  Common  Stock  have been  lower than the prices at which the
Common Stock had traded at certain times during the 12-month  period ended March
31, 2005.  Therefore,  in effort to take into account the discount that the cash payable in the reverse  stock  split  represents  as compared to the  previously higher market prices,  while also taking into account the general downward trend of the  Corporation's  stock  price,  the Board of  Directors  settled  on a 20%
premium over the 20-day average  closing price formula and added a "floor" price of $29 per share.  The Board believed that in light of the factors  discussed in this section, such a formula provided a fair price to stockholders.  The "floor"
guarantees  Cashed Out  Stockholders a price of $29.00 per share,  while the 20%
premium protects Cashed Out Stockholders in the event that market prices for the
Corporation's  Common Stock  increase  during the 20 trading day period prior to the reverse stock split.

            We have  not made  any  special  provision  in  connection  with the reverse stock split to grant  stockholders  access to our corporate  files or to obtain counsel or appraisal services at our expense.  Our Board of Directors did not consider  these steps  necessary to ensure the fairness of the reverse stock split. Our Board of Directors  determined that such steps would be costly,  time consuming and would not provide any meaningful additional benefits. Our Board of
Directors determined that this proxy statement,  together with our other filings with the SEC, provide adequate information for our unaffiliated  stockholders to make an informed decision with respect to the transaction.

                          PROXIES AND VOTING PROCEDURES

            Only  stockholders of record at the close of business on ______ ___,
2005,  the record  date,  are  entitled to notice of, and to vote at, the Annual
Meeting of our stockholders. As of the close of business on such date, 2,752,251 shares of our Common Stock were outstanding and eligible to be voted. Each share of our Common  Stock is  entitled to one vote on each  matter  submitted  to our stockholders. Where a specific instruction is given in the proxy, the proxy will be voted in accordance with such  instruction.  If no such instruction is given, the proxy will be voted FOR the reverse  stock split  described  below,  FOR the nominees to the Board of Directors named below, FOR re-approval of the Principal
Executive  Bonus Plan,  FOR an adjournment if necessary to solicit more proxies, and in the  discretion  of the proxies  with respect to any other matter that is properly brought before the Annual Meeting.  Any stockholder  giving a proxy may

                                       32

revoke it at any time before it is voted at the Annual  Meeting by  delivering a written  notice of revocation  or a duly executed  proxy bearing a later date to our Corporate  Secretary or by appearing at the Annual  Meeting and revoking his or her proxy and voting in person.

            In order to be approved by our stockholders, the reverse stock split and right of first refusal must receive the votes of a majority of the shares of our Common  Stock  issued and  outstanding,  so  abstaining  has the effect of a negative  vote. In order to re-approve the Principal  Executive  Bonus Plan, the proposal has to receive the votes of a majority of the votes cast, so abstaining will have no effect.  The  candidates for election to our Board of Directors who receive the highest  number of  affirmative  votes will be elected.  In order to adjourn the Annual  Meeting to solicit  additional  proxies the  proposal has to receive the votes of a majority of the votes cast,  so  abstaining  will have no effect.  Shares held by brokers who do not have discretionary  authority to vote on a particular matter and who have not received voting  instructions from their customers,  referred to as "broker  non-votes,"  are not counted or deemed to be present or represented for purposes of determining  whether that matter has been approved  by  stockholders,  but they are  counted as present  for  purposes  of determining the existence of a quorum at the Annual Meeting.

            An automated system administered by our transfer agent tabulates the votes.

                           COST OF PROXY SOLICITATION

            This  solicitation  of  proxies  is made on  behalf  of our Board of
Directors,  and the cost thereof will be borne by us. We have  employed the firm of Morrow & Co. Inc., 445 Park Avenue,  5th Floor, New York, New York, 10022, to
assist in this solicitation at a cost of $5,000, plus out-of-pocket expenses. We will  also  reimburse  brokerage  firms  and  nominees  for  their  expenses  in forwarding proxy material to beneficial owners of our Common Stock. In addition, our officers and employees, none of whom will receive any compensation therefore in addition to their regular compensation, may solicit proxies. The solicitation will be made  by mail  and,  in  addition,  may be made by  telegrams,  personal interviews and by telephone.

                                  INTRODUCTION

            This proxy  statement  is  furnished  by our Board of  Directors  in connection  with the  solicitation  of proxies for use at the Annual  Meeting of stockholders to be held at_________________________, on _________________, 2005,
at 8:30 a.m. Eastern time, and at any adjournments thereof.

            You are being asked to vote on the following proposals:

            1.  To approve,  subject to final action by our Board of  Directors, an amendment to our Restated  Certificate  of  Incorporation  to
                effect a 1-for-100  reverse stock split of our Common Stock with the result that (i)  holdings  prior to such split of fewer than
                100 shares of Common  Stock will be  converted  to a  fractional share, which will be immediately  cancelled and converted into a right to receive the cash consideration  described in this proxy statement,  and (ii) we will  have  fewer  than 300  holders  of record, allowing us to delist the Common Stock from the AMEX and to  deregister  the Common Stock under the Exchange  Act, and to avoid many of the costs associated with being a public reporting company. The filing of the amendment to our Restated Certificate of  Incorporation  with the Office of the  Secretary of State of the  State of  Delaware,  and the  subsequent  delisting  of our shares of Common Stock from the AMEX and the  deregistration  of
                the  Common  Stock  under  the   Exchange   Act  are   sometimes
                collectively   referred  to  in  this  proxy  statement  as  the
                "transaction."

                                       33

            2.  To approve,  subject to final action by our Board of  Directors, an  amendment  to  our  Restated  Certificate  of  Incorporation granting us an option to acquire  shares  proposed to be sold by stockholders  subsequent to such reverse  stock split,  if after such sale, there would be would be 300 or more holders of record of our Common Stock.

            3.  To re-approve the Principal Executive Bonus Plan.

            4.  To elect seven  members of our Board of Directors to serve until the next  Annual  Meeting of our  stockholders  and until  their successors are duly elected and qualify.

            5.  To adjourn  the  meeting,  if  necessary  to solicit  additional proxies.

            6.  To transact such other  business as may properly come before the
                Annual  Meeting  or  any  adjournments  thereof.  The  Board  of
                Directors is not aware of such matters.

                                 PROPOSAL NO. 1

                                  AMENDMENT TO
                      RESTATED CERTIFICATE ON INCORPORATION
                         TO EFFECT A REVERSE STOCK SPLIT

            We are seeking  approval of the reverse stock split described above.
If approved by our  stockholders,  and upon subsequent final action of our Board of  Directors,  we  will  file  an  amendment  to our  Restated  Certificate  of
Incorporation to effect a 1-for-100 reverse stock split of our Common Stock.

            The  following  discussion,  together  with  the  "Special  Factors"
section set forth above in this proxy  statement,  describes  in more detail the reverse stock split.

SPECIAL INTERESTS OF AFFILIATED PERSONS IN THE TRANSACTION

            In  considering  the  recommendation  of our Board of Directors with respect to the reverse stock split,  our  stockholders  should be aware that our executive officers and directors have interests in the transaction, which are in addition  to,  or may be  different  from,  our  stockholders  generally.  These interests may create potential conflicts of interest including,  but not limited to,  the  significant  increase  in legal  exposure  for  members  of  boards of directors of public reporting  companies,  especially in the aftermath of recent legislation and related regulations. While there are still significant controls,
regulations   and   liabilities   for  directors  and  executives   officers  of
unregistered  companies,  the legal  exposure  for the  members  of our Board of
Directors  and our  executive  officers  will be reduced after the reverse stock split.

            Each of the  directors and officers has indicated to us that he will vote his shares of our Common Stock in favor of  authorizing  the reverse  stock split.  Such directors and officers will receive cash or not solely basis of the number of shares held by them immediately prior to the effective time, just like unaffiliated stockholders.

                                       34

COSTS/SOURCE OF FUNDS AND EXPENSES

            Based on estimates  of the record  ownership of shares of our Common
Stock,  the number of shares  outstanding  and other  information as of June 30,
2005, and assuming that 10,000 shares are cashed out, we estimate that the total funds  required  to  consummate  the reverse  stock split will be  approximately
$512,000, of which approximately  $340,000 will be used to pay the consideration to  stockholders  entitled to receive  cash for their shares of our Common Stock and  $172,000  will be used to pay the  costs of the  reverse  stock  split,  as follows:

                    Legal fees and expenses           $135,000
                    Financial consulting                30,000
                    Proxy solicitation and
                        transfer agent fees              7,000
                                                      --------
                                                      $172,000
                                                      ========

            These  expenses do not include the normal  costs of  conducting  the annual  meeting of  stockholders,  because  those costs would be incurred in the normal course of business of a public reporting company.

            We intend to fund these costs using cash on hand and, if  necessary, by accessing our credit line.  As of June 30, 2005,  the  Corporation  had $27.7 million in cash and cash equivalents on a consolidated  basis. Much of this cash is held at  subsidiaries.  In order to manage its liquidity the  Corporation has recently  negotiated  a $10 million,  3-year line of credit with  Webster  Bank,
National  Association  to be used for general  corporate  purposes.  The line of credit is unsecured, contains typical representations and covenants and provides for  interest at 1.5% above the greater of (i) Webster  Bank's  "prime rate" (as defined therein) and (ii) the Federal Funds rate plus 0.5%.

FEDERAL INCOME TAX CONSEQUENCES

            Summarized  below are material federal income tax consequences to us and to our  stockholders  resulting  from  the  reverse  stock  split,  if it is consummated.  This summary is based on the  provisions  of the Internal  Revenue
Code of 1986, as amended,  more commonly  referred to as the Code,  the Treasury
Regulations,  issued pursuant thereto, and published rulings and court decisions in effect  as of the date  hereof,  all of which are  subject  to  change.  This
summary  does  not  take  into  account   possible   changes  in  such  laws  or
interpretations,  including  amendments to the Code, other applicable  statutes,
Treasury Regulations and proposed Treasury Regulations or changes in judicial or administrative  rulings; some of which may have retroactive effect. No assurance can be given that any such changes will not adversely  affect the federal income tax consequences of the reverse stock split.

            This summary  does not address all aspects of the  possible  federal income tax  consequences  of the reverse  stock split and is not intended as tax advice to any  person  or  entity.  In  particular,  and  without  limiting  the foregoing, this summary does not consider the federal income tax consequences to our stockholders in light of their individual  investment  circumstances  nor to our stockholders  subject to special treatment under the federal income tax laws
(for  example,  tax  exempt  entities,   life  insurance  companies,   regulated
investment  companies and foreign  taxpayers),  or who hold,  have held, or will hold our Common Stock as part of a straddle,  hedging, or conversion transaction for federal income tax purposes. In addition,  this summary does not address any consequences  of the reverse  stock split under any state,  local or foreign tax laws.

            We will not obtain a ruling from the Internal  Revenue Service or an opinion  of  counsel  regarding  the  federal  income  tax  consequences  to our stockholders  as a result  of the  reverse  stock  split.  Accordingly,  you are

                                       35

encouraged  to  consult  your  own  tax  advisor   regarding  the  specific  tax
consequences of the proposed  transaction,  including the application and effect of state, local and foreign income and other tax laws.

            This  summary  assumes  that  you  are one of the  following:  (i) a citizen or resident of the United States, (ii) a domestic corporation,  (iii) an estate  the  income of which is  subject  to United  States  federal  income tax regardless of its source,  or (iv) a trust if a United States court can exercise primary  supervision  over the  trust's  administration  and one or more  United
States persons are authorized to control all substantial decisions of the trust.
This  summary  also  assumes  that you have held and will  continue to hold your shares as capital assets for federal income tax purposes.

            You should  consult your tax advisor as to the  particular  federal, state, local,  foreign, and other tax consequences,  applicable to your specific circumstances.

            We  believe  that the  reverse  stock  split  will be  treated  as a tax-free  "recapitalization" for federal income tax purposes. This should result in no material  federal income tax  consequences to Lynch  Interactive or to our stockholders  who do not receive cash in the  transaction.  However,  if you are
receiving   cash  in  the   transaction,   you  may  not  qualify  for  tax-free
"recapitalization" treatment for federal income tax purposes.

            STOCKHOLDERS  WHO DO NOT RECEIVE CASH IN CONNECTION WITH THE REVERSE
            STOCK SPLIT

            If you (1) continue to hold Common Stock directly  immediately after the reverse stock split,  and (2) you receive no cash as a result of the reverse stock  split,  you should not  recognize  any gain or loss in the reverse  stock split for federal income tax purposes. Your aggregate adjusted tax basis in your shares of our Common Stock held  immediately  after the reverse stock split will be equal to your  aggregate  adjusted tax basis in such shares held  immediately prior to the reverse  stock split and you will have the same  holding  period or periods in your Common Stock as you had in such Common Stock  immediately  prior to the reverse stock split.

            STOCKHOLDERS  WHO RECEIVE CASH IN CONNECTION  WITH THE REVERSE STOCK
            SPLIT

            If you (1)  receive  cash in  exchange  for  fractional  shares as a result of the reverse  stock  split,  (2) you do not continue to hold any Common
Stock directly  immediately  after the reverse stock split,  and (3) you are not related to any person or entity that holds  Common Stock  immediately  after the reverse  stock  split,  you will  recognize  capital gain or loss on the reverse stock  split for federal  income tax  purposes,  with such gain  measured by the difference  between the cash you  received for your  cashed-out  shares and your aggregate adjusted tax basis in such Common Stock.

            If you receive cash in exchange for fractional  shares of our Common
Stock as a result of the reverse  stock split,  but either  continue to directly own stock  immediately after the reverse stock split, or are related to a person or entity who continues to hold stock immediately after the reverse stock split, you will  recognize  capital gain or loss in the same manner as set forth in the
previous  paragraph,   provided  that  your  receipt  of  cash  either  is  "not
essentially   equivalent  to  a  dividend,"  or  constitutes  a   "substantially
disproportionate redemption of stock," as described below.

            o   "Not Essentially Equivalent to a Dividend." You will satisfy the
                "not essentially equivalent to a dividend" test if the reduction in your  proportionate  interest in Lynch Interactive  resulting from the  reverse  stock  split  (taking  into  account for this purpose  the Common  Stock  owned by persons  related to you) is considered a "meaningful  reduction" given your particular facts and circumstances. The Internal Revenue Service has ruled that a small reduction by a minority  stockholder  whose relative stock interest  is  minimal  and who  exercises  no  control  over the affairs of a corporation will satisfy this test.

                                       36

            o   "Substantially   Disproportionate   Redemption  of  Stock."  The
                receipt  of  cash  in  the   reverse   stock  split  will  be  a
                "substantially  disproportionate redemption of stock" for you if the  percentage  of the  outstanding  shares of our Common Stock owned by you (and by persons related to you)  immediately  after the reverse stock split is (a) less than 50% of all  outstanding shares and (b) less than 80% of the  percentage of shares of our
                Common Stock owned by you  immediately  before the reverse stock split.

            In applying these tests, you will be treated as owning shares of our
Common  Stock  actually  or  constructively  owned by  certain  individuals  and entities related to you. If your receipt of cash in exchange for Common Stock is not treated as capital  gain or loss under any of the tests,  it will be treated first as ordinary  dividend  income to the extent of your ratable share of Lynch
Interactive's  current and accumulated earnings and profits,  then as a tax-free return of  capital to the extent of your  aggregate  adjusted  tax basis in your shares,  and any remaining  amount will be treated as capital gain. See "Capital
Gain and Loss" and "Special Rate for Certain Dividends," below.

            CAPITAL GAIN AND LOSS

            For individuals,  net capital gain (defined  generally as your total capital gains in excess of capital losses for the year) recognized upon the sale of capital assets that have been held for more than 12 months  generally will be subject to tax at a rate not to exceed 15%. Net capital gain recognized from the sale of capital  assets that have been held for 12 months or less will  continue to be subject to tax at ordinary income tax rates.  Capital gain recognized by a corporate taxpayer will continue to be subject to tax at the ordinary income tax rates applicable to corporations.  There are limitations on the deductibility of capital losses.

            SPECIAL RATE FOR CERTAIN DIVIDENDS

            In general,  dividends are taxed at ordinary income rates.  However, you may qualify for a 15% rate of tax on any cash  received in the reverse stock split  that is  treated  as a dividend  as  described  above,  if (i) you are an individual or other non-corporate Stockholder,  (ii) you have held the shares of our Common  Stock with  respect to which the dividend was received for more than
60 days during the 120-day period beginning 60 days before the ex-dividend date, as  determined  under the Code,  and (iii) you were not  obligated  during  such period  (pursuant to a short sale or  otherwise)  to make related  payments with respect to positions in substantially similar or related property. You are urged to consult  with your tax advisor  regarding  your  applicability  for,  and the appropriate  federal,  state, local, foreign or other tax treatment of, any such dividend income.

            BACKUP WITHHOLDING

            Stockholders  will be required to provide  their social  security or other  taxpayer  identification  numbers  (or,  in  some  instances,  additional information) to the Transfer Agent in connection with the reverse stock split to avoid backup withholding  requirements that might otherwise apply. The letter of transmittal  will require each  Stockholder to deliver such information when the
Common Stock  certificates  are surrendered  following the effective time of the reverse stock split.  Failure to provide such  information  may result in backup withholding at a rate of 28%.

            As  explained  above,  the  amounts  paid to you as a result  of the reverse stock split may result in dividend income,  capital gain income, or some combination  of  dividend  and  capital  gain  income to you  depending  on your

                                       37

individual  circumstances.  You  should  consult  your  tax  advisor  as to  the particular  federal,  state, local,  foreign,  and other tax consequences of the transaction, in light of your specific circumstances.

            THE PRECEDING  DISCUSSION OF THE MATERIAL  U.S.  FEDERAL  INCOME TAX
CONSEQUENCES  OF THE  REVERSE  STOCK  SPLIT IS GENERAL  AND DOES NOT INCLUDE ALL
CONSEQUENCES TO EVERY  STOCKHOLDER UNDER FEDERAL,  STATE,  LOCAL, OR FOREIGN TAX
LAWS. ACCORDINGLY, EACH STOCKHOLDER SHOULD CONSULT ITS OWN TAX ADVISOR AS TO THE
PARTICULAR  TAX  CONSEQUENCES  TO IT OF THE REVERSE  STOCK SPLIT,  INCLUDING THE
APPLICABILITY  AND EFFECT OF ANY STATE,  LOCAL OR FOREIGN  TAX LAWS,  AND OF ANY
PROPOSED CHANGES IN APPLICABLE LAW.

APPRAISAL RIGHTS

            Under the Delaware General Corporation Law, our Restated Certificate
of Incorporation and our Bylaws,  our stockholders are not entitled to appraisal rights.  We are not aware of any similar rights  available  under any applicable law,  regulation,  custom or  contract  to  security  holders  who object to the transaction.

VOTES REQUIRED

            In order to approve the reverse stock split,  stockholders holding a majority of the shares of our Common Stock  outstanding  and entitled to vote at the Annual  Meeting of  stockholders,  voting  together as a single class,  must approve the filing of the  certificate of amendment to our Restated  Certificate of Incorporation  to effect the reverse stock split.  Following this stockholder approval,  our  Board of  Directors  will  determine  when,  and if, to file the amendment with the Secretary of State of the State of Delaware.  Mr. Gabelli has
indicated that he intends to vote shares  beneficially  owned by him in favor of the proposal.

RECOMMENDATION OF OUR BOARD OF DIRECTORS

            Our Board of Directors has  unanimously  determined that the reverse stock split is substantively and procedurally fair to, and in the best interests of, us and our stockholders.

            THE BOARD OF DIRECTORS  RECOMMENDS THAT THE STOCKHOLDERS  VOTE "FOR"
THE APPROVAL AND ADOPTION OF THE CERTIFICATE OF AMENDMENT TO LYNCH INTERACTIVE'S
RESTATED CERTIFICATE OF INCORPORATION TO EFFECT THE REVERSE STOCK SPLIT.

            Please note that voting  "FOR" the  proposal  does not mean that the reverse stock split will be consummated.  By voting "FOR" the proposal,  you are giving our Board of Directors the  discretion to reject (and not  implement) the reverse stock split (even after the amendment is approved by the  stockholders).
If for any reason the reverse stock split is not approved,  or, if approved, not implemented,  the shares of our Common Stock will not be deregistered  under the
Exchange  Act or  delisted  from the AMEX,  unless and until such time as we are eligible to do so and our Board of Directors decides to do so.

            PLEASE NOTE THAT BOTH PROPOSAL NO. 1, THE REVERSE  STOCK SPLIT,  AND
PROPOSAL NO. 2 BELOW, THE OPTION TO REPURCHASE SHARES,  MUST BOTH BE APPROVED BY
OUR STOCKHOLDERS OR NEITHER PROPOSAL WILL TAKE EFFECT.

                                       38

                                 PROPOSAL NO. 2

                                  AMENDMENT TO
                      RESTATED CERTIFICATE ON INCORPORATION
                      TO GRANT OPTION TO REPURCHASE SHARES

            In connection with the reverse stock split  described  above, we are seeking  approval of an amendment to our Restated  Certificate of  Incorporation granting to us an option to repurchase any shares of Common Stock proposed to be transferred if the proposed transfer would cause the number of holders of record of our  Common  Stock to equal or exceed  300.  The  purpose of the option is to ensure that the Corporation does not,  inadvertently,  become subject to federal securities law reporting requirements and Section 404 in the future. If approved by our stockholders, and upon subsequent final action of our Board of Directors, we will file an amendment to our Restated Certificate of Incorporation to effect the option to repurchase shares of our Common Stock.

            The price to be paid for the shares pursuant to this option would be equal to (i) the mean between the bid and asked prices (as published in the pink sheets)  averaged  over the 20 trading days  immediately  preceding  the date of exercise of the option on which the shares of Common Stock were actually  quoted or (ii) if the Common  Stock is not then quoted in the pink  sheets,  or if such determination cannot otherwise be made, the fair market value for such shares as determined by our Board of Directors in good faith.

            We will have 15 days to exercise our option upon becoming aware of a proposed transfer that would cause the number of holders of record of our Common
Stock to equal or exceed 300.

            The  following  discussion,  together  with  the  "Special  Factors"
section set forth above in this proxy  statement,  describes  in more detail the standing option on the part of the  Corporation to reacquire  shares to keep the number of holders of record below 300.

SPECIAL INTERESTS OF AFFILIATED PERSONS IN THE TRANSACTION

            In  considering  the  recommendation  of our Board of Directors with respect to the standing option to repurchase shares, our stockholders  should be
aware  that  our  executive   officers  and  directors  have  interests  in  the
transaction,   which  are  in  addition  to,  or  may  be  different  from,  our stockholders  generally.  These  interests  may create  potential  conflicts  of interest  including,  but not  limited  to, the  significant  increase  in legal exposure  for  members of boards of  directors  of public  reporting  companies, especially in the aftermath of recent legislation and related regulations. While there are still significant controls,  regulations and liabilities for directors and executives  officers of unregistered  companies,  the legal exposure for the members of our Board of Directors  and our  executive  officers  will be reduced after the reverse stock split.

APPRAISAL RIGHTS

            Under the Delaware General Corporation Law, our Restated Certificate
of Incorporation and our Bylaws,  our stockholders are not entitled to appraisal rights.  We are not aware of any similar rights  available  under any applicable law,  regulation,  custom or  contract  to  security  holders  who object to the transaction.

                                       39

VOTES REQUIRED

            In order to  approve  the  standing  option  to  repurchase  shares, stockholders  holding a majority of the shares of our Common  Stock  outstanding and entitled to vote at the Annual Meeting of stockholders, voting together as a single  class,  must approve the filing of the  certificate  of amendment to our
Restated  Certificate  of  Incorporation  to grant us the  option to  repurchase shares.  Following  this  stockholder  approval,  our  Board of  Directors  will determine when, and if, to file the amendment with the Secretary of State of the
State of  Delaware.  Mr.  Gabelli has  indicated  that he intends to vote shares beneficially owned by him in favor of the proposal.

RECOMMENDATION OF OUR BOARD OF DIRECTORS

            Our Board of Directors has unanimously determined that the option to repurchase  shares is substantively  and  procedurally  fair to, and in the best interests of, us and our stockholders.

            THE BOARD OF DIRECTORS  RECOMMENDS THAT THE STOCKHOLDERS  VOTE "FOR"
THE APPROVAL AND ADOPTION OF THE CERTIFICATE OF AMENDMENT TO LYNCH INTERACTIVE'S
RESTATED CERTIFICATE OF INCORPORATION TO EFFECT THE OPTION TO REPURCHASE SHARES.

            Please note that voting "FOR" the proposal does not mean that the we will exercise our option to repurchase shares. By voting "FOR" the proposal, you are  giving  our  Board of  Directors  the  option to  repurchase  shares at its discretion if a proposed transfer would cause the number of holders of record of our Common Stock to equal or exceed 300.

            PLEASE NOTE THAT BOTH PROPOSAL NO. 1 ABOVE, THE REVERSE STOCK SPLIT,
AND PROPOSAL NO. 2, THE OPTION TO  REPURCHASE  SHARES,  MUST BOTH BE APPROVED BY
OUR STOCKHOLDERS OR NEITHER PROPOSAL WILL TAKE EFFECT.

                                 PROPOSAL NO. 3

                RE-APPROVAL OF THE PRINCIPAL EXECUTIVE BONUS PLAN

            In 2000,  our  Board of  Directors  and  stockholders  approved  the
Principal  Executive Bonus Plan, to provide our chief executive  officer and, if so designated, certain other key employees with a performance-based annual bonus for calendar years beginning January 1, 2000.

            The Principal  Executive  Bonus Plan is designed to satisfy  Section
162(m) of the Code. Section 162(m) of the Code denies a deduction by an employer for  certain  compensation  in excess of $1 million  per year paid by a publicly held  corporation to the chief executive  officer and the four other most highly compensated  executive  officers who are employed at the end of the fiscal year.
Certain  compensation,  including  compensation paid based on the achievement of pre-established  performance  goals,  is excluded from this deduction  limit. In general,  the  performance  goals must be  disclosed  to, and  approved  by, the stockholders  in a separate  vote every five years.  Accordingly,  the Principal
Executive  Bonus Plan is being  resubmitted  to  stockholders  so that  payments thereunder will not fail to be deductible under Section 162(m) of the Code.

            The following description of the Principal Executive Bonus Plan is a summary of its key  provisions  and is qualified in its entirety by reference to the Principal  Executive  Bonus Plan, a copy of which was previously  filed with the 2000 annual proxy statement and a copy of which may be obtained upon request by contacting our Secretary.

                                       40

ADMINISTRATION

            The Principal Executive Bonus Plan is administered by a subcommittee of the  Executive  Compensation  and Benefits  Committee,  consisting of Messrs.
Berkowitz and Moats, who qualify as "outside  directors" under Section 162(m) of the Code.  The  subcommittee  has the  authority to designate  the key employees eligible to  participate in the Principal  Executive  Bonus Plan (other than the chief executive officer), establish individual bonus pool percentages, determine performance criteria, certify attainment of performance goals and other material terms, to construe and interpret the Principal Executive Bonus Plan and make all other  determinations it deems necessary or advisable for the  administration of the Principal Executive Bonus Plan.

ELIGIBILITY AND PARTICIPATION

            Our chief executive officer  participates in the Principal Executive
Bonus  Plan  during  each  calendar  year   automatically.   In  addition,   the
subcommittee may, in its sole discretion, select other key executive officers or key employees of ours (including our subsidiaries) to be eligible to participate in the Principal  Executive Bonus Plan for any calendar year.  However, no other executive currently participates in the Principal Executive Bonus Plan.

DETERMINATION OF ANNUAL BONUS

            Each participant's  annual bonus under the Principal Executive Bonus
Plan for each calendar year will be equal to the participant's  individual bonus pool percentage  multiplied by the achieved annual bonus pool for the respective calendar  year.  The annual  bonus pool is  determined  pursuant to an objective formula or standard based on the attainment of pre-established performance goals
specified  by  the  subcommittee.   The  individual  bonus  pool  percentage  is
determined  by the  subcommittee  and is expressed as a percentage of the annual bonus  pool  for  each  calendar  year.  In  no  event  may  the  total  of  all participants'  individual bonus pool percentages exceed 100% of the annual bonus pool for any  calendar  year.  Unless  otherwise  reduced  by the  subcommittee, payment of a participant's  annual bonus shall be made only if and to the extent performance goals for the relevant calendar year are attained.

PERFORMANCE GOALS

            The  subcommittee  generally  has the  authority  to  determine  the performance goals that will be in effect for each calendar year. The performance goals  with  respect to the annual  bonus  pool are based on the  attainment  of certain  target  levels of, or a  percentage  increase in,  pre-tax  profits (as
defined   below)  in  excess  of  certain   target  levels  or   percentages  of
stockholders'  equity (as defined below). In addition,  the subcommittee has the authority  to  incorporate  provisions  in the  performance  goals  allowing for adjustments in recognition of unusual or  non-recurring  events  affecting us or our  financial  statements,  or in  response  to  changes  in  applicable  laws, regulations or accounting principles,  to the extent permitted by Section 162(m)
of the Code.

LIMITS ON ANNUAL BONUS

            Notwithstanding   the   attainment   of   performance   goals,   the
subcommittee  has the  discretion to reduce (but not  increase) a  participant's annual bonus under the  Principal  Executive  Bonus Plan for any calendar  year, regardless of the degree of attainment of the  performance  goals. In any event, the maximum annual bonus permitted under the Principal Executive Bonus Plan with respect to any calendar year may not exceed, in the case of any participant, 80%
of an amount  equal to 20% of the  excess of (a)  pre-tax  profits  (as  defined below) for such calendar year less (b) 25% of  stockholders'  equity (as defined below).

                                       41

            Pre-tax  profits  means income before  income taxes  (excluding  any provision for annual bonuses under the Principal  Executive Bonus Plan and under the bonus plan applicable to other corporate  employees),  minority interest (if any),  extraordinary  items (if any),  cumulative changes in accounting (if any)
and  discontinued  operations (if any) in our Statement of  Consolidated  Income
reported in our annual financial  statements  adjusted by (i) minority  interest effects  on such  pre-tax  profits;  and (ii)  pre-tax  effect of income or loss associated  with  discontinued  operation  net  of  minority  interest  effects.
Stockholders'  equity means the average of stockholders' equity at the beginning of the plan year  (i.e.,  the  calendar  year) and at the  beginning  of the two preceding plan years, in each case as reported in our consolidated balance sheet in our annual financial statements.

FORM AND PAYMENT OF ANNUAL BONUS

            With  respect  to each  participant,  payment  under  the  Principal
Executive  Bonus  Plan will be made in cash in an amount  equal to the  achieved annual bonus and may be made only after attainment of the performance  goals has been certified in writing by the  subcommittee.  Unless otherwise  determined by the subcommittee in its sole discretion,  each participant  shall, to the extent the  applicable  performance  goals with  respect  to the annual  bonus pool are attained at the end of each calendar year,  have the right to receive payment of a prorated  portion  of such  participant's  annual  bonus  under the  Principal
Executive  Bonus  Plan for any  calendar  year  during  which the  participant's employment  with us is  terminated  for any reason  other than for  "cause"  (as determined by the subcommittee in its sole discretion).

AMENDMENT AND TERMINATION OF PRINCIPAL EXECUTIVE BONUS PLAN

            The subcommittee may at any time and from time to time alter, amend, suspend or terminate  the  Principal  Executive  Bonus Plan in whole or in part;
provided,   that  no  amendment  shall,   without  the  prior  approval  of  our
stockholders to the extent  required under Code Section  162(m):  (i) materially alter the  performance  goals,  (ii)  increase the maximum  annual bonus for any calendar year,  (iii) change the class of persons eligible to participate in the
Principal  Executive  Bonus Plan, or (iv) implement any change to a provision of the Principal Executive Bonus Plan requiring  stockholder  approval in order for the Principal  Executive Bonus Plan to continue to comply with the  requirements of Section 162(m) of the Code. Notwithstanding the foregoing, no amendment shall
affect   adversely  any  of  the  rights  of  any   participant,   without  such
participant's  consent,  under an award theretofore  granted under the Principal
Executive Bonus Plan.

PERFORMANCE AWARDS

            Mr. Gabelli,  the only participant in the Principal  Executive Bonus
Plan,  did not receive a bonus in respect of 2004.  For a description  of awards made over the last five years under the  Principal  Executive  Bonus  Plan,  see
"Executive  Compensation and Benefits Committee Report on Executive Compensation
- Executive  Officer  Compensation  Program,"  and " - Chief  Executive  Officer
Compensation."

VOTES REQUIRED

            Approval  of  this  Proposal  requires  the  affirmative  vote  of a majority of the shares of our Common Stock voting on the proposition,  excluding any  abstentions.  Mr.  Gabelli  has  indicated  he  intends  to vote the shares beneficially owned by him in favor of the proposal.

                                       42

RECOMMENDATION OF OUR BOARD OF DIRECTORS

            THE BOARD OF  DIRECTORS  (OTHER THAN MR.  GABELLI,  WHO IS MAKING NO
RECOMMENDATION)  RECOMMENDS  A VOTE  "FOR"  THE  RE-APPROVAL  OF  THE  PRINCIPAL
EXECUTIVE BONUS PLAN.

                           MARKET RELATED INFORMATION

MARKET FOR COMMON STOCK

            Our  Common  Stock  currently  trades on the AMEX  under the  symbol
"LIC".  On  September  6, 2005,  the most recent  practicable  date prior to the printing of this proxy  statement,  the closing  price for our Common  Stock was
$25.31 per share, and there were 889 stockholders of record. The following table lists  the high  and low  sales  prices  of our  Common  Stock  for the  periods indicated below.

              PERIOD                                            HIGH              LOW
              ------                                            ----              ---

              Fiscal Year Ended December 31, 2003
                          1st Quarter                           $28.00           $21.50
                          2nd Quarter                            24.80            19.50
                          3rd Quarter                            27.75            23.95
                          4th Quarter                            27.41            21.80

              Fiscal Year Ended December 31, 2004
                          1st Quarter                           $27.50           $21.50
                          2nd Quarter                            37.95            28.00
                          3rd Quarter                            36.50            29.50
                          4th Quarter                            34.75            30.45

              Fiscal Year Ending December 31, 2005
                          1st Quarter                           $31.99           $19.25
                          2nd Quarter                           $30.75           $20.25
                          3rd Quarter (through September 6,     $26.00           $22.00
                          2005)

DIVIDEND POLICY

            We have not paid  cash  dividends  on our  Common  Stock  since  our inception and intend to continue to retain earnings for operations.

                                 PROPOSAL NO. 4

                              ELECTION OF DIRECTORS

            Upon the  recommendation of our nominating  committee,  our Board of
Directors  has nominated  Morris  Berkowitz,  Paul J. Evanson,  John C. Ferrara,
Mario J. Gabelli,  Daniel R. Lee,  Lawrence R. Moats and  Salvatore  Muoio to be
elected at the 2005  Annual  Meeting as  members of our Board of  Directors,  to serve until the next Annual  Meeting and until their  respective  successors are elected. If for any reason any nominee does not stand for election,  the proxies solicited  by this proxy  statement  will be voted in favor of the  remainder of those named and may be voted for a substitute  nominee in place of such nominee.
Our management,  however,  has no reason to expect that any of the nominees will not stand for election.

                                       43

            Our Bylaws  provide that our Board of Directors  shall consist of no less than two and no more than nine members and that any  vacancies on our Board
of   Directors,   from   whatever   cause   arising,   including   newly-created
directorships,  may be filled by the remaining  directors until the next meeting of our stockholders.

            Biographical summaries and ages of the nominees as of June 30, 2005, are set forth  below.  Data with  respect  to the number of shares of our Common
Stock  beneficially  owned  by each  of them  appears  elsewhere  in this  proxy statement. All such information has been furnished to us by the nominees.

            DIRECTOR
            NOMINEE                AGE              PROFESSIONAL BACKGROUND
            -------                ---              -----------------------

            Morris Berkowitz       83          Mr.  Berkowitz  has  served  as a
                                               director  of  Lynch   Interactive
                                               since  2004.  He has  acted  as a
                                               consultant   and  an  advisor  to
                                               Lynch    Interactive    and   its
                                               predecessor,  Lynch  Corporation,
                                               since 1998. He has also served as
                                               an  advisor  to  GGCP,   Inc.,  a
                                               private investment company, since
                                               1998. Mr.  Berkowitz is currently
                                               retired.

            Paul J. Evanson        64          Mr.   Evanson  has  served  as  a
                                               director  of  Lynch   Interactive
                                               since  1999.  He  has  served  as
                                               Chairman,   President  and  Chief
                                               Executive  Officer  of  Allegheny
                                               Energy,  Inc.  since  June  2003.
                                               Prior  to  that,   he  served  as
                                               President  of  Florida   Power  &
                                               Light  Company  from  1995 to May
                                               2003. He also served as President
                                               and Chief  Operating  Officer  of
                                               Lynch Corporation prior to 1995.

            John C. Ferrara        53          Mr.   Ferrara  has  served  as  a
                                               director  of  Lynch   Interactive
                                               since  1999.  He  has  served  as
                                               President  and  Chief   Executive
                                               Officer of Lynch  Corporation,  a
                                               holding company with  diversified
                                               manufacturing  operations,  since
                                               October  2004.  He was a  private
                                               investor from 2002 to 2004. Prior
                                               to that,  he served as  President
                                               and Chief  Executive  Officer  of
                                               Space  Holding   Corporation,   a
                                               private     multimedia    company
                                               dedicated  to space,  science and
                                               technology,  from  2001 to  March
                                               2002  and  as   Chief   Financial
                                               Officer  from  1999 to 2000.  Mr.
                                               Ferrara is a Director  of Gabelli
                                               Asset Management Inc.

            Mario J. Gabelli       62          Mr.   Gabelli  has  served  as  a
                                               director   and  Chief   Executive
                                               Officer   of  Lynch   Interactive
                                               since 1999.  He has served as our
                                               Chairman since December 2004 (and
                                               also  from   September   1999  to
                                               December  2002)  and as our  Vice
                                               Chairman  from  December  2002 to
                                               December  2004.  Mr.  Gabelli has
                                               also served as the  Chairman  and
                                               Chief  Executive  Officer  and  a
                                               director    of   Gabelli    Asset

                                       44

                                               Management     Inc.    and    its
                                               predecessors  since November 1976
                                               (and  in  connection  with  those
                                               responsibilities,  he  serves  as
                                               director  or  trustee  and/or  an
                                               officer of registered  investment
                                               companies managed by subsidiaries
                                               of Gabelli Asset Management). Mr.
                                               Gabelli  also  serves as Chairman
                                               and Chief  Executive  Officer  of
                                               GGCP, Inc., a private  investment
                                               company.  Mr.  Gabelli  serves on
                                               the   Board   of    Advisors   of
                                               Healthpoint  and Caymus  Partners
                                               LLC. Mr.  Gabelli (i) is a former
                                               Governor  of the  AMEX;  and (ii)
                                               serves as an Overseer of Columbia
                                               University   Graduate  School  of
                                               Business;  Trustee  of  Fairfield
                                               University,     Roger    Williams
                                               University, the Winston Churchill
                                               Foundation  and the E.L.  Wiegand
                                               Foundation;  as a Director of the
                                               National     Italian     American
                                               Foundation         and        the
                                               American-Italian           Cancer
                                               Foundation;  and as the  Chairman
                                               of  the  Patron's   Committee  of
                                               Immaculate Conception School.

            Daniel R. Lee          48          Mr.  Lee has served as a director
                                               of Lynch  Interactive since 2000.
                                               He has  served  as  Chairman  and
                                               Chief   Executive    Officer   of
                                               Pinnacle  Entertainment,  Inc., a
                                               public company  operating resorts
                                               and casinos since 2002. From 2000
                                               to 2002,  Mr.  Lee was a  private
                                               investor.   Prior  to  that,   he
                                               served as Chief Financial Officer
                                               and  Senior  Vice   President  of
                                               HomeGrocer.com, Inc. from 1999 to
                                               2000.  From 1992 to 1999, Mr. Lee
                                               served  as  the  Chief  Financial
                                               Officer,   Treasurer  and  Senior
                                               Vice  President,  Development  of
                                               Mirage Resort, Incorporated.

            Lawrence R. Moats      57          Mr.   Moats   has   served  as  a
                                               director  of  Lynch   Interactive
                                               since January 2005. He has served
                                               as President and Chief  Executive
                                               Officer of  Arlington  Electrical
                                               Construction  Company Inc.  since
                                               1970. He also serves as President
                                               and Chief  Executive  Officer  of
                                               Moats Office Properties,  Inc., a
                                               private   real  estate   company,
                                               since 1992.  Mr. Moats served for
                                               15 years as a  Trustee  of Harper
                                               College.  Since 1991,  Mr.  Moats
                                               has  also  been  a  Director  and
                                               Chairman  of the Audit  Committee
                                               of Royal American Bank, a private
                                               banking institution.

            Salvatore Muoio        45          Mr.   Muoio   has   served  as  a
                                               director  of  Lynch   Interactive
                                               since  1999.  He  has  served  as
                                               Principal  and  Chief  Investment
                                               Officer of S. Muoio & Co.  LLC, a
                                               securities  advisory firm,  since
                                               1996.  From  1995  to  1996,  Mr.
                                               Muoio   served  as  a  Securities
                                               Analyst  and  Vice  President  of
                                               Lazard Freres & Co.,  L.L.C.,  an
                                               investment   banking  firm.  From
                                               1985 to 1995, Mr. Muoio served as
                                               a Securities Analyst at Gabelli &
                                               Company, Inc.

VOTES REQUIRED

            Except where authority to vote for nominees has been withheld, it is intended that the proxies received  pursuant to this  solicitation will be voted
"FOR" the nominees named below.  Nominees receiving the greatest number of votes duly  cast  for the  election  of  directors  will be  elected  to our  Board of
Directors.  Abstentions and broker "non-votes" are not counted as votes cast for purpose of electing directors.

RECOMMENDATION OF OUR BOARD OF DIRECTORS

            OUR BOARD OF DIRECTORS  RECOMMENDS A VOTE "FOR" THE ELECTION OF EACH
OF OUR NOMINEES TO OUR BOARD OF DIRECTORS.

                         GOVERNANCE OF LYNCH INTERACTIVE

BOARD OF DIRECTORS

            Our Board of Directors  currently  has seven  members,  five of whom meet the AMEX standard for independence. Only independent directors serve on our audit  committee,  nominating  committee  and  the  executive  compensation  and benefits  committee.  During 2004, our Board of Directors held four meetings and the  committees  held a total of 10 meetings.  All of our directors  attended at least 75% of the meetings of our Board of Directors and the  committees of which they are members.

COMMITTEES OF BOARD OF DIRECTORS

            In 2004,  our Board of Directors  had four ongoing  committees:  the executive  committee,  the  audit  committee,  the  executive  compensation  and benefits  committee,  and the  nominating  committee.  In  2004,  the  executive

                                       45

committee  did not meet,  the audit  committee  met nine  times,  the  executive compensation and benefits  committee met one time; and the nominating  committee did not meet. These committees are described below.

            EXECUTIVE COMMITTEE

            In 2004, Mario Gabelli  (Chairman) and Paul Evanson were the members of our executive committee. Our executive committee is vested with all the power and  authority  of our Board of  Directors,  except  as  otherwise  provided  by
Delaware law or by our Bylaws, during intervals between meetings of our Board of
Directors.

            AUDIT COMMITTEE

            In 2004,  John Ferrara  (Chairman),  Morris  Berkowitz and Salvatore
Muoio were the members of our audit committee.  In January 2005,  Lawrence Moats was also appointed to our audit committee.  In March 2005, Mr. Ferrara announced his resignation  both as chairman and as a member of that  committee.  Mr. Moats was thereupon appointed chairman. Our Board of Directors has determined that the audit committee  members meet the AMEX standard for  independence.  In addition, our Board of  Directors  has  determined  that at least one  member of our audit committee  meets the AMEX  standard of having  accounting  or related  financial management  expertise.  Our Board of Directors has also  determined  that Morris
Berkowitz meets the SEC criteria of an "audit committee  financial  expert." Mr.
Berkowitz's  extensive background and experience includes  professional training and experience as a CPA and an attorney;  service as the chief financial officer and general counsel of two publicly-traded corporations; and experience as a tax and legal advisor as well as a consultant.

            Our audit  committee  operates  pursuant to a charter,  which can be viewed on our web site at  www.lynchinteractivecorp.com.  The charter  gives our audit committee the authority and responsibility for the appointment, retention, compensation and oversight of our independent auditors,  including  pre-approval of all audit and non-audit services to be performed by our independent auditors.
Our audit committee  charter gives this committee broad authority to fulfill its obligations under SEC and AMEX rules and regulations. The audit committee report is set forth elsewhere herein.

            EXECUTIVE COMPENSATION AND BENEFITS COMMITTEE

            In 2004,  Paul  Evanson,  John  Ferrara  and Morris  Berkowitz  were members of our executive compensation and benefits committee. In March 2005, Mr.
Ferrara  resigned his  membership  on this  committee  and Lawrence R. Moats was appointed in his place. Our Board of Directors has determined that the committee members meet the AMEX standard for independence.  Our executive compensation and benefits committee develops and makes  recommendations to our Board of Directors with respect to our executive compensation policies;  recommends to our Board of
Directors the  compensation  to be paid to executive  officers;  administers the
Lynch  Interactive  Corporation Bonus Plan and 401(k) Savings Plan; and performs such other duties as may be assigned to it by our Board of Directors. In 2004, a subcommittee  consisting  of Messrs.  Berkowitz  and Ferrara  addressed  matters relating to the  Principal  Executive  Benefits  Plan.  Mr.  Moats  replaced Mr.
Ferrara on this subcommittee in March 2005.

            NOMINATING COMMITTEE

            In 2004,  Paul  Evanson,  John Ferrara,  Salvatore  Muoio and Morris
Berkowitz  were all members of our  nominating  committee.  In March  2005,  Mr.
Ferrara  resigned  from the committee and Lawrence R. Moats was appointed in his place. Our nominating  committee is responsible for recommending to our Board of
Directors  nominees  for  election  as our  directors.  The  committee  believes

                                       46

candidates  for our Board of  Directors  should  have the  ability  to  exercise objectivity and independence in making informed  business  decisions;  extensive knowledge,  experience  and  judgment;  the  highest  integrity;  loyalty to our interests and to our  stockholders;  a willingness  to devote the extensive time necessary  to fulfill a  director's  duties;  the ability to  contribute  to the diversity of perspectives present in our Board of Directors' deliberations;  and an appreciation of the Corporation's role in society.  Our nominating  committee considers  candidates  meeting  these  criteria who are  suggested by directors, management or stockholders.  Stockholders may submit  recommendations in writing by  letter  addressed  to our  Corporate  Secretary.  Our  nominating  committee operates pursuant to a charter setting out the functions and responsibilities of
this   committee.   Its   charter   can  be   viewed   on  our   web   site   at
www.lynchinteractivecorp.com.

COMPENSATION OF DIRECTORS

            Directors,  other than the Chairman and  directors  considered to be our  employees,  receive a monthly cash retainer of $1,500,  a fee of $2,000 for each in person Board of Directors  meeting attended and a fee of $1,000 for each telephonic meeting of the Board of Directors (which lasts for at least one hour)
attended and each committee meeting the director attended.

            In addition,  each  non-employee  director (other than the Chairman)
serving as a  committee  chairman  receives  an  additional  $2,000  annual cash retainer.  We also purchase  accident and  dismemberment  insurance  coverage of
$100,000  for each  member of our Board of  Directors  and  maintain a liability insurance  policy  that  provides  for  indemnification  of each  director  (and officer) against certain liabilities that he may incur in his capacity as such.

EMPLOYEE CODE OF ETHICS AND CONFLICTS OF INTEREST POLICY

            Since our spin-off  from Lynch  Corporation  in 1999,  we have had a code of conduct and conflicts of interest policy. In December 2003, we adopted a code of ethics that applies to all of our  employees,  officers  and  directors, including our principal executive officer and our senior financial officers.  We require all of our employees to adhere to our code of ethics in addressing legal and ethical  issues  encountered  in conducting  their work.  Our code of ethics requires that our employees  avoid  conflicts of interest,  comply with all laws and other legal  requirements,  conduct business in an honest and ethical manner and otherwise act with integrity and in our best interest.  All of our employees are  required to certify  that they have  reviewed  and  understood  our code of ethics.

            In addition, all employees who because of their responsibilities are thought  to be in  sensitive  positions  and who may,  therefore,  be  placed in conflicts of interest situations, are required to certify as to their compliance with  our  conflicts  of  interest  policy.  Copies  of our code of  ethics  and conflicts of interest policy were filed with the SEC as exhibits to our December
31,  2003  annual  report  on  Form  10-K  and  are  posted  on our  website  at
www.lynchinteractivecorp.com.

POLICY REGARDING REPORTS OF ACTIONS THAT MAY BE VIOLATIONS OF LAW

            In December 2003, our Board of Directors  adopted a Policy Regarding
Reports of Actions  That May Be  Violations  of Law,  more  commonly  called our
Violations Policy. Our Violations Policy reaffirms our policy to comply with all applicable  laws that  protect  employees  against  unlawful  discrimination  or
retaliation  by  their  employer  as  a  result  of  their  lawfully   reporting
information  regarding,  or their  participating  in,  investigations  involving alleged  corporate  fraud or other  alleged  violations  by us or our  agents of federal or state law. Our Violations  Policy further  establishes a procedure by which  our  employees  may file  anonymous  complaints  regarding  our  business

                                       47

practices including, but not limited to, fraud, violations of law or accounting, internal accounting controls or auditing matters.

            Our  Violations  Policy also provides that we will offer a reward of
$10,000  (also  made  on  an  anonymous  basis)  to  any  employee  who  reports information  regarding  corporate fraud or other alleged violations by us or our agents of  federal  or state  law and such  information  leads to a  finding  of wrongdoing  by either our Board of  Directors  or a  competent  state or federal adjudicatory  body. A copy of our Violations  Policy is posted on our website at
www.lynchinteractivecorp.com.

STOCKHOLDER COMMUNICATIONS

            Our stockholders may send  communications by letter addressed to our
Board of Directors at Lynch Interactive Corporation,  401 Theodore Fremd Avenue,
Rye,  New York 10580.  All  communications  will be received and reviewed by our
Corporate  Secretary.  The receipt of concerns  about our  accounting,  internal controls,  auditing matters or business  practices will be reported to the audit committee.  The  receipt  of other  concerns  will be  reported  to our Board of
Directors or an appropriate committee of our Board of Directors.

                                       48

                             EXECUTIVE COMPENSATION

            The following  tables set forth  compensation  received by our Chief
Executive  Officer and each of our executive  officers for the last three fiscal years:

SUMMARY COMPENSATION TABLE

                                                                                  ANNUAL COMPENSATION
                                                                                          ALL OTHER
NAME AND PRINCIPAL POSITION              YEAR         SALARY($)        BONUS($)(1)       COMPENSATION
---------------------------              ----         ---------        -----------       ------------

Mario J. Gabelli                         2004          350,000               ---                  -
     Vice Chairman and                   2003          250,000           850,000                  -
     Chief Executive Officer             2002          350,000           195,000                  -

Robert E. Dolan                          2004          285,146           125,000                  -
     Chief Financial Officer             2003          260,000           300,000                  -
                                         2002          250,000            85,000                  -

Evelyn C. Jerden                         2004          244,467             6,928             24,269(2)
     Senior Vice President--             2003          191,659             7,228             24,469(2)
     Operations                          2002          148,674             6,083             23,080(2)

John A. Cole(3)                          2004           17,692            10,000                  -
     Vice President, Corporate
     Development, General Counsel
     and Secretary

---------------------------

(1)   Bonuses  earned in any fiscal year are generally paid during the following fiscal year.

(2)   Represents  Western New Mexico  Telephone  Company's  contribution  to Ms.
      Jerden's account with Western New Mexico's Employee Profit Sharing Plan.

(3)   Mr. Cole's employment commenced on December 1, 2004.

      We have no outstanding stock options or stock  appreciation  rights and we have not made any long-term incentive plan awards to our executive officers.

                  EXECUTIVE COMPENSATION AND BENEFITS COMMITTEE
                        REPORT ON EXECUTIVE COMPENSATION

OVERVIEW AND PHILOSOPHY

            The  Executive   Compensation   and  Benefits   Committee,   or  the
compensation  committee, of our Board of Directors is responsible for developing and  making  recommendations  to our  Board of  Directors  with  respect  to our
executive   compensation   policies  and  administering  the  various  executive
compensation  plans.  In addition,  this  committee  recommends  to our Board of
Directors the annual  compensation to be paid to our Chief Executive Officer and each of our other  executive  officers,  as well as to other key employees.  The committee comprises three independent, non-employee directors.

                                       49

            The objectives of our executive compensation program are to:

     o      Support the achievement of our desired performance;
     o      Provide  compensation  that will attract and retain  superior talent and reward performance;
     o      Ensure  that  there  is  appropriate   linkage   between   executive
            compensation and the enhancement of stockholder value; and
     o      Evaluate the effectiveness of our incentives for key executives.

            The executive compensation program is designed to provide an overall level  of  compensation  opportunity  that  is  competitive  with  companies  of comparable size,  capitalization  and complexity.  Actual  compensation  levels, however,  may be greater or less than average  competitive levels based upon our annual  and  long-term  performance,  as well  as  individual  performance.  The compensation  committee uses its discretion to recommend executive  compensation at levels warranted in its judgment by such performance.

EXECUTIVE OFFICER COMPENSATION PROGRAM

            Our  executive  officer  compensation  program is  comprised of base salary,  cash bonus  compensation,  our 401(k)  Savings Plan, and other benefits generally available to our employees.

            BASE SALARY

            Base salary  levels for our  executive  officers  are intended to be competitive.  In recommending  salaries,  the compensation  committee takes into account an individual's  experience and performance,  as well as specific issues relating  to us. The  adjustments  made to  salaries  for 2004 were based upon a variety of judgmental  factors,  including the  individual  performances  of the officers  in  2003  and  their  anticipated  contributions  to us in  2004,  the
prevailing   industry   conditions  and  our  general  financial  and  strategic
performance.

            BONUS PLAN

            We have in place a bonus plan that is based on an objective  measure of corporate performance and on subjective evaluation of individual  performance for our  executive  officers,  other than Mr.  Gabelli our  principal  executive officer, and other key personnel.  In general,  this plan provides for an annual bonus pool equal to (i) 20% of the excess of our  consolidated  pre-tax  profits for a  calendar  year less (ii) 25% of our  average  stockholders  equity at the beginning  of such year.  Stockholders'  equity is the  average of  stockholders equity at the  beginning of the period and at the beginning of the two preceding years.  The bonus  pool will also be reduced by  amounts  paid  pursuant  to the
Principal Executive Bonus Plan, as described below. The compensation  committee, in its discretion,  may take into consideration  other factors and circumstances in  determining  the  amount of the bonus  pool and  awarding  bonuses,  such as progress  toward  achievement  of  strategic  goals and  qualitative  aspects of management performance. The allocation of the bonus pool among the executives is not based upon a formula but upon judgmental  factors. In 2004, the annual bonus pool was equal to approximately  $265,000,  which was paid to executive officers
(other than Mr.  Gabelli) and other  personnel,  taking into  consideration  the factors discussed above.

            Mr. Gabelli is the sole participant in the Principal Executive Bonus
Plan that was adopted by our Board of Directors and approved by  stockholders in
2000. The Principal  Executive  Bonus Plan is described under Proposal No. 2 and is similar to the  regular  bonus plan,  except that it (i)  specifies a maximum annual bonus (as defined in the Principal  Executive  Bonus Plan) which is based on a maximum  percentage  (80%) of a specified  bonus pool and (ii)  removes the discretion  of the  committee  to award  annual  bonuses  above the  established

                                       50

maximum annual bonus. The Principal  Executive Bonus Plan is designed to satisfy an  exemption  from Section  162(m) of the Code,  which denies a deduction by an employer for certain  compensation  in excess of  $1,000,000  per year. In 2002, from the annual  bonus pool of  $310,000,  Mr.  Gabelli  was  awarded a bonus of
$195,000. In 2003, from the annual bonus pool of $1,600,000 Mr. Gabelli was paid a bonus of $850,000. In 2004, from an annual bonus pool of $265,000, Mr. Gabelli was paid no bonus.

            LYNCH INTERACTIVE CORPORATION 401(K) SAVINGS PLAN

            All our employees are eligible to  participate in our 401(k) Savings
Plan,  after having  completed one year of service and having reached the age of
18.

            Our 401(k) Savings Plan permits  employees to make  contributions by
deferring  a  portion  of  their   compensation.   We  may  make   discretionary
contributions to our 401(k) Savings Plan accounts of participating  employees. A participant's  interest in both employee and employer contributions and earnings thereupon are fully vested at all times.

            Employee and employer  contributions  are invested in certain mutual funds or our Common Stock,  as determined by the  participants.  With respect to the  individuals  listed in the  Summary  Compensation  Table,  each of  Messrs.
Gabelli and Dolan  deferred  $12,000 under the 401(k)  Savings Plan during 2004, which amounts have been included for each individual in the Summary Compensation
Table.

            BENEFITS

            We provide  medical,  life insurance and disability  benefits to the executive  officers that are generally  available to all of our  employees.  The amount of  perquisites,  as determined  in accordance  with the rules of the SEC relating to executive  compensation,  did not exceed 10% of salary and bonus for
2004.

CHIEF EXECUTIVE OFFICER COMPENSATION

            The following table sets forth compensation  received by Mr. Gabelli for the last five years, for serving as our Chief Executive Officer:

                       2000       2001       2002        2003        2004
                       ----       ----       ----        ----        ----
          Salary     $350,000   $350,000   $350,000    $250,000    $350,000
          Bonus        $0         $0       $195,000    $850,000      $0

            Mr.  Gabelli  performs  the  usual  functions  of a chief  executive officer  and  is  particularly  involved  in  the  development  of  acquisition, investment and financial  strategies.  The  compensation  committee  considers a number of  factors  in  determining  the  compensation  of the  Chief  Executive
Officer, including our size and scope, the role of leadership, particularly that of Mr.  Gabelli,  in  developing  existing  businesses  and in making  strategic acquisitions,  our  financial  performance  as  reflected by the increase in our internally  estimated  private  market value as well as our public market value, and return on  stockholders'  equity.  Effective in 2000,  Mr.  Gabelli's  prior
$500,000  salary was reduced to $350,000,  in connection  with our spin off from
Lynch Corporation, with no raise until 2004. Following Mr. Gabelli's resignation as Chairman and his appointment as Vice Chairman, effective January 1, 2003, Mr.
Gabelli's  salary was  reduced to  $250,000.  In 2003,  based on the formula set forth  in the  Principal  Executive  Bonus  Plan,  the  annual  bonus  pool  was
$1,600,000,  with the maximum bonus payable to Mr.  Gabelli not to exceed 80% of the annual bonus pool. The compensation  committee,  which has the discretion to reduce  the  bonus  payable  to Mr.  Gabelli,  approved  a  bonus  of  $850,000,

                                       51

representing  approximately  53.1% of the annual  bonus pool,  to be paid to Mr.
Gabelli.  In 2004, Mr. Gabelli's salary was increased to $350,000  following his resumption of his Chief Executive Officer duties, but he was awarded no bonus in respect of 2004.

                   Morris Berkowitz                (Member)

                   Paul J. Evanson                 (Member)

                   Lawrence R. Moats               (Member)

                   John C. Ferrara                 (Retired Member)

               SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND
                                   MANAGEMENT

            The  following  table sets forth,  as of August 29,  2005,  the most recent practicable date,  certain  information with respect to all persons known to us to each beneficially own more than 5% of our shares of Common Stock, which is our only  class of  voting  stock  outstanding.  The table  also  sets  forth information  with  respect  to  our  Common  Stock  beneficially  owned  by  the directors, by each nominee for director, by each of the executive officers named in the Summary  Compensation Table, and by all directors,  nominees for director and executive  officers as a group. The number of shares  beneficially  owned is determined  under  rules  of the SEC,  and the  information  is not  necessarily indicative of  beneficial  ownership  for any other  purpose.  Under such rules, beneficial  ownership  includes  any shares as to which a person has the sole or shared  voting or  investment  power or any shares  that the person can  acquire within 60 days,  such as through  exercise of stock  options or  conversions  of securities.  Except as otherwise indicated, our stockholders listed in the table have sole  voting and  investment  powers with  respect to the Common  Stock set forth in the table.  The following  information  is either  reflected in filings with the SEC or has  otherwise  been  furnished  to us by  persons  named in the table.  Unless  otherwise  indicated,  the address of each entity  listed in the table is c/o 401 Theodore Fremd Avenue, Rye, New York 10580.

                                NAME OF                              AMOUNT AND NATURE          PERCENT
                            BENEFICIAL OWNER                      OF BENEFICIAL OWNERSHIP      OF CLASS
                            ----------------                      -----------------------      --------
            Kinetics Asset Management, Inc.
            470 Park Avenue South
            New York, New York 10016.......................            209,000(1)                 7.6%
            MJG-IV Limited Partnership.....................            620,000(2)                22.5%
            Mario J. Gabelli...............................            658,583(2)(3)             23.9%
            Morris Berkowitz...............................                504                    *
            Paul J. Evanson................................             11,304                    *
            John C. Ferrara................................              2,828                    *
            Daniel R. Lee..................................                  0                    0
            Lawrence R. Moats..............................             27,700(4)                 1.0%
            Salvatore Muoio................................             16,004(5)                 *
            Robert E. Dolan................................                960(6)                 *
            Evelyn C. Jerden...............................                105                    *
            John A. Cole...................................                  0                    0
            All directors and named executive officers
              as a group (10 persons)......................            717,988                   26.1%

                                       52

----------------------------

*           Represents holdings of less than one percent.

(1)         Because of its  investment  and/or  voting  power over shares of our
            Common  Stock  held  in  the  accounts  of its  investment  advisory clients, Kinetics Asset Management,  Inc., an investment adviser, is deemed  to be the  beneficial  owner  of  209,000  shares.  Kinetics disclaims beneficial ownership of all such shares.

(2)         MJG-IV  Limited  Partnership,  a  limited  partnership  of which Mr.
            Gabelli is the  general  partner,  has the right to receive  and the power to direct the receipt of dividends  from, or the proceeds from the sale of,  620,000  shares.  Mr. Gabelli has  approximately  a 5%
            interest in the partnership,  except in respect of 480,000 shares of our Common Stock sold by Mr.  Gabelli to the  partnership in January
            2004 in which Mr.  Gabelli has no  interest.  Mr.  Gabelli  holds an irrevocable  proxy to vote such  480,000  shares  until  January 16,
            2007.

(3)         Represents  620,000  shares owned by a limited  partnership in which
            Mr.  Gabelli is the general  partner (see  footnote 2 above),  6,008 shares owned  directly by Mr.  Gabelli,  11,075  shares owned by Mr.
            Gabelli  through our 401(k) Savings Plan, and 21,500 shares owned by
            GGCP,  Inc., in which Mr. Gabelli is the majority  stockholder.  Mr.
            Gabelli disclaims beneficial ownership of the shares owned by MJG-IV and GGCP, Inc. except to the extent of his interest therein.

(4)         Includes 700 shares owned directly by Mr. Moats,  100 shares held as custodian for a child, 100 shares held by a family member and 26,800 shares held by a  foundation  of which Mr.  Moats is the  president.
            With  respect to all such  shares  except the 700 shares held by him directly, Mr. Moats disclaims beneficial ownership.

(5)         Consists  of (i) 1,704  shares  owned  directly by Mr.  Muoio;  (ii)
            14,100 shares owned by investment  funds of which S. Muoio & Co. LLC is the general  partner or  investment  manager and (iii) 200 shares owned by S. Muoio & Co. LLC Profit  Sharing  Plan.  Mr. Muoio is the
            managing  member  of  S.  Muoio  &  Co.  LLC.  Mr.  Muoio  disclaims beneficial  ownership of the shares owned by such investment  funds, except for his interest therein.

(6)         Includes 70 shares  registered in the name of Mr.  Dolan's  children with respect to which Mr. Dolan has voting and investment  power and
            238 shares owned by Mr. Dolan through our 401(k) Savings Plan.

                                       53

                                PERFORMANCE GRAPH

            The graph below compares the cumulative total stockholder  return on our Common Stock for the period January 1, 2000 through  December 31, 2004, with the  cumulative  total  return  over the same  period  on the broad  market,  as measured by the American Stock Exchange Market Value Index, and on a peer group.
The peer group  index is based on the total  returns  earned on the stock of the publicly-traded  companies  included  in the Media  General  Financial  Services database under SIC Code 4813, Telephone  Communications,  except Radio Telephone
(135 companies).  The data presented in the graph assumes that $100 was invested in our Common  Stock and in each of the  indexes on January 1, 2000 and that all dividends were reinvested.  The stock price  performance  shown on the following graph is not necessarily indicative of future price performance.

                                [OBJECT OMITTED]

                                       54

                  TRANSACTIONS WITH CERTAIN AFFILIATED PERSONS

            Mario Gabelli is affiliated  with various  entities that he directly or indirectly controls and that are engaged in various aspects of the securities business,  such as an investment adviser to various institutional and individual clients,  including  registered  investment  companies and pension  plans,  as a broker-dealer,  and as managing  general partner of various  private  investment partnerships.  During 2004, Lynch  Interactive and its  subsidiaries  engaged in various transactions and arrangements with certain of these entities. The amount of commissions,  fees, and other  remuneration paid to such entities,  excluding reimbursement of certain  expenses  related to Mr. Gabelli's  employment with us
(including  approximately  $40,000  reimbursement in connection with an airplane owned  in part by a  subsidiary  of  GGCP,  Inc.),  was  approximately  $63,000, primarily for administrative and staff support functions,  including charges for shared employee expenses ($34,000),  telephone charges ($24,000),  shared travel
and  automobile   expenses  ($2,500)  and  miscellaneous  other  office  charges
($2,500).

            In 1998, Lynch  Corporation,  our predecessor,  entered into a lease for approximately  5,000 square feet in a building in Rye, New York, owned by an affiliate of Mr. Gabelli.  Following the spin-off,  we became the lessee of such lease  and in May  2001  the  parties  agreed  to  reduce  the  leased  space to approximately  3,300  square  feet.  The lease was renewed in December  2002 and provides for rent at approximately  $28 per square foot per annum plus a minimum of $3 per  square  foot per annum  for  utilities,  subject  to  adjustment  for increases in taxes and other operating expenses.  The total amount paid for rent and utilities in 2004 under this lease was $112,000. An unaffiliated entity also leasing space in the same building pays rent on substantially the same basis.

             SECTION 16(A) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

            Section 16(a) of the Exchange Act requires our directors,  executive officers  and holders of more than 10% of our Common  Stock to file with the SEC and AMEX initial reports of ownership and reports of changes in the ownership of our Common  Stock and other  equity  securities.  Such  persons are  required to furnish us with copies of all Section 16(a) filings.  Based solely on our review of the copies of such filings we have  received and written  representations  of directors  and officers,  we believe that during the fiscal year ended  December
31, 2004, our officers,  directors, and 10% stockholders were in compliance with all Section 16(a) filing requirements applicable to them.

                         INDEPENDENT PUBLIC ACCOUNTANTS

            On January 12, 2005, our audit committee appointed Deloitte & Touche
LLP to serve as our  independent  auditor  to  audit  our and our  subsidiaries'
consolidated  financial  statements  as of and for the year ended  December  31,
2004.  Deloitte  & Touche  LLP also  audited  our  2003  consolidated  financial statements.  Representatives  of  Deloitte  &  Touche  LLP  are  expected  to be available at the Annual Meeting with the opportunity to make a statement if they desire to do so and to answer appropriate questions.

            The audit  committee  has not yet  selected a principal  auditor for fiscal year 2005. Consistent with the past practice,  the audit committee begins the selection  process for our  principal  auditor  following  completion of the prior year's audit.

RESIGNATION OF ERNST & YOUNG LLP

            Following the completion of its review of our condensed consolidated financial  statements for the quarter ended  September 30, 2003, on November 14,
2003,  Ernst & Young  LLP  notified  us of its  resignation  as our  independent auditor.  Ernst & Young's  decision  was based,  in part,  on the  existence  of

                                       55

pending  litigation  against it initiated by Morgan Group Holding Co., an entity that was created through a spin-off from us. Morgan Group Holding Co. brought an action against Ernst & Young in its capacity as the  independent  auditor of The
Morgan  Group,  Inc., a public  company in which Morgan Group  Holding Co. had a majority interest.

            The  reports  of Ernst & Young,  as our  principal  auditor,  on our consolidated  financial  statements for the fiscal years ended December 31, 2001 and 2002 (which reports were based on the work of Siepert & Co., L.L.P.  insofar as it relates to the amounts included in the consolidated  financial  statements for our following  subsidiaries:  Cuba City Telephone  Exchange  Corporation and
Belmont  Telephone  Corporation  in 2002 and  2001,  Upper  Peninsula  Telephone
Corporation in 2002 and Lynch Michigan  Telephone  Holding  Corporation in 2001)
did not contain  any adverse  opinion or  disclaimer  of opinion,  nor were they qualified or modified as to uncertainty, audit scope or accounting principles.

            In connection  with the audits of our financial  statements for each of 2002 and 2001 and in the  subsequent  interim  periods  through  November 14,
2003,  there  were  no  disagreements  with  Ernst  & Young  on any  matters  of accounting principles or practices,  financial statement disclosure, or auditing scope or procedure, which disagreements,  if not resolved to the satisfaction of
Ernst & Young,  would have caused Ernst & Young to make reference to the subject matter of the  disagreements  in  connection  with its  reports.  There  were no reportable events as described in Item 304(a)(1)(v) of Regulation S-K.

            A copy of the disclosure under this subheading has been furnished to
Ernst & Young and  Deloitte  & Touche in order to give  each  such  auditor  the opportunity to present its views in this proxy statement if it believes that the statements made are incorrect or incomplete.

AUDIT FEES

            The  aggregate  fees billed or to be billed by Deloitte & Touche for professional  services  rendered  for the  audit of our 2003 and 2004  financial statements is $1.2 million and $1.1  million,  respectively  The aggregate  fees billed by Deloitte & Touche for professional  services  rendered for the reviews of the financial  statements included in our quarterly reports on Forms 10-Q for
2004 was approximately  $215,000. The aggregate fees billed by Ernst & Young for the audit of our 2002 financial  statements  and review of financial  statements included in our Form 10-Q's for that year was  $615,000.  In  addition,  Ernst &
Young billed us $263,000 for review of the financial  statements included in our
Form 10-Q for 2003 and $50,000 for audit-related work in 2004.

AUDIT-RELATED FEES

            No fees were billed by Deloitte & Touche for  assurance  and related services for 2004 that are reasonably related to the performance of the audit of our 2004 financial  statements  and/or  performance of a review of our financial statements  during 2004 that are not reported as audit fees above. The aggregate fees billed by Ernst & Young for  assurance  and related  services for 2003 that are  reasonably  related  to the  performance  of the  review  of our  financial statements and not reported as audit fees above was $7,500.

TAX FEES

            The  aggregate  fees  billed by  Deloitte & Touche for  professional services rendered to us in 2004 for tax compliance, tax advice, and tax planning was approximately  $15,000.  These services included  miscellaneous  tax-related research.  The aggregate fees billed by Ernst & Young for professional  services rendered to us in 2003 for tax  compliance,  tax advice,  and tax  planning  was
$5,000.

                                       56

ALL OTHER FEES

            No fees  were  billed by  Deloitte  & Touche or by Ernst & Young for
2004 or 2003, respectively, for services other than as set forth above.

AUDIT COMMITTEE'S PRE-APPROVAL POLICIES AND PROCEDURES

            In  December  2002,  our  audit  committee   adopted   policies  and
procedures  that  require  that any  non-audit  services  to be  provided by our independent auditor that are not otherwise  proscribed by Sarbanes-Oxley must be pre-approved by a member of our audit  committee and that any such  pre-approval must then be ratified by our audit committee at its next meeting.

            The revised  audit  committee  charter also  provides that our audit committee  shall  pre-approve  all  auditing  provided to us by the  independent auditors.

            Prior  to  December  2002,  our  audit  committee  did  not  have an established  pre-approval  procedure  with respect to the  provision of services other than the audit by its  independent  auditor.  For the year ended 2002, our audit committee  considered  that the provisions of all non-audit  services were compatible with maintaining the independence of our independent auditor. For the years  ended  2003 and  2004,  our  audit  committee  pre-approved  all the fees incurred by our independent auditors.

                             AUDIT COMMITTEE REPORT

            The audit  committee of our Board of Directors  comprises  directors who meet the AMEX standards for independence. The audit committee operates under a written charter adopted by our Board of Directors.

            The audit committee met with management periodically during the year to consider  the adequacy of our internal  controls and the  objectivity  of our financial reporting. The audit committee discussed these matters with Deloitte &
Touche LLP, our independent auditors,  and with our chief financial officer. The audit  committee  also  discussed  with our senior  management  and  independent auditors our compliance with Sarbanes-Oxley.

            The audit committee met privately with the independent  auditors, as well as with the chief financial officer, on a number of occasions.

            The audit  committee  also held meetings to deliberate the selection of independent auditors for 2004.

            The audit  committee  has  reviewed and  discussed  our audited 2004 financial statements with both management and our independent auditors for 2004.
The audit committee has also discussed with our independent auditors any matters
required  to  be  discussed  by   Statement   on  Auditing   Standards   No.  61
(Communications  with Audit  Committees).  The audit  committee has received the written  disclosures  and the letter from our independent  auditors  required by
Independent Standards Board No. 1, Independent Discussions with Audit Committees and has discussed with Deloitte & Touche LLP their independence.

            Management has primary  responsibility for our financial  statements and the overall reporting  process,  including our systems of internal controls.
Management  has  represented  to the  audit  committee  that the 2004  financial statements  were  prepared in  accordance  with  generally  accepted  accounting principles.

                                       57

            Based on the foregoing reviews and discussions,  the audit committee recommended to our Board of Directors that our 2004 audited financial statements be included in our Annual Report on Form 10-K for the fiscal year ended December
31, 2004.

                       Morris Berkowitz            (Member)

                       Lawrence R. Moats           (Chairman)

                       Salvatore Muoio             (Member)

                       John C. Ferrara             (Retired Chairman and Member)

                            PROPOSALS OF STOCKHOLDERS

            If our Exchange Act  registration  is not  terminated  in connection with the reverse stock split, proposals of stockholders intended to be presented at our 2006 Annual  Meeting must be received by the Corporate  Secretary,  Lynch
Interactive Corporation, 401 Theodore Fremd Avenue, Rye, NY 10580, no later than
December  15,  2005,  for  inclusion  in our proxy  statement  and form of proxy relating to that meeting.

                                  MISCELLANEOUS

            Our Board of Directors  knows of no other matters that are likely to come before the Annual Meeting. If any other matters should properly come before the Annual Meeting, it is the intention of the persons named in the accompanying form of proxy to vote on such matters in accordance with their best judgment.

                                  ANNUAL REPORT

            Our Annual  Report for the fiscal year ended  December 31, 2004,  on
Form 10-K/A,  has been sent to each stockholder.  The Form 10-K/A was amended on or about August 31, 2005. The Form-10-K/A,  as amended and the Form 10-Q for the quarter ended June 30, 2005 are incorporated herein by reference.

                                       58

                                    EXHIBIT A

                            CERTIFICATE OF AMENDMENT

                                     OF THE

                      RESTATED CERTIFICATE OF INCORPORATION

                                       OF

                          LYNCH INTERACTIVE CORPORATION

================================================================================

            It is hereby certified that:

            1.   The name of the  corporation is LYNCH  INTERACTIVE  CORPORATION
                 (the "Corporation").

            2.   The Restated Certificate of Incorporation of the Corporation is
                 hereby  amended to reflect a 1-for-100  reverse  stock split of the  Corporation's  common stock and to provide the Corporation with an option to buy back shares of its common stock  proposed to be transferred after the reverse stock split is effective.

            3.   To accomplish the foregoing amendment, the Restated Certificate of  Incorporation  of the  Corporation  is  hereby  amended  by revising Article FOURTH in its entirety to read as follows:

                        "FOURTH:   The  Corporation   shall  have  the
                        authority to issue 10,000,000 shares of common
                        stock, $.01 per share (the "Common Stock").

                        Simultaneously  with the effective time of the
                        filing of this amendment to the  Corporation's
                        Restated  Certificate  of  Incorporation  (the
                        "Effective Time"), each share of common stock,
                        par value $.0001 per share, of the Corporation
                        issued  and  outstanding  or held as  treasury
                        shares immediately prior to the Effective Time
                        (the "Old Common  Stock") shall  automatically
                        be   reclassified   as  and  reduced  to  (the
                        "Reverse  Split"),  without  any action on the
                        part of the holder thereof, 1/100 of one share
                        of Common Stock (the "New Common Stock"). Each
                        holder of a  certificate  of Old Common  Stock
                        shall be entitled to receive,  upon  surrender
                        of  such  certificate  to  the   Corporation's
                        transfer agent for cancellation, a certificate
                        of New Common Stock that will equal the number
                        of shares of Old Common  Stock  divided by one
                        hundred PROVIDED, HOWEVER, that holders of Old

                                      A-1

                        Common Stock who are entitled to less than one
                        share of New  Common  Stock on  account of the
                        Reverse  Split  shall not  receive  fractional
                        shares,   but  rather  shall   receive,   upon
                        surrender of the stock  certificates  formerly
                        representing  shares of the Old Common  Stock,
                        in lieu of such fractional share, an amount in
                        cash  equal  to the  fractional  share  that a
                        holder   would   otherwise   be  entitled  to,
                        multiplied by ___________ ($______.00).

                        Subject  to  the  fractional  share  treatment
                        described  above,  certificates for Old Common
                        Stock  will  be  deemed  for all  purposes  to
                        represent the appropriately  reduced number of
                        shares of New Common Stock; PROVIDED, HOWEVER,
                        that the  holder of  unexchanged  certificates
                        will   not  be   entitled   to   receive   any
                        distributions payable by the Corporation after
                        the Effective Time, until the certificates for
                        Old  Common  Stock have been  surrendered  for
                        exchange. Such distributions,  if any, will be
                        accumulated  and, at the time of  surrender of
                        the Old  Common  Stock  certificate,  all such
                        unpaid  distributions  will  be  paid  without
                        interest.

                        After  the  Effective  Time,  the  Corporation
                        shall  have the  right to buy back  shares  of
                        Common Stock proposed to be transferred by any
                        stockholder  if such transfer  would cause the
                        number   of   holders   of   record   of   the
                        Corporation's  Common Stock to equal or exceed
                        300.  The  price  to be paid  for  the  shares
                        pursuant to this option  shall be equal to (i)
                        the mean  between the bid and asked prices (as
                        published  in the pink sheets)  averaged  over
                        the 20 trading days immediately  preceding the
                        date of exercise  of the option,  on which the
                        shares of Common Stock were quoted or, (ii) if
                        the  Common  Stock is not then  quoted  in the
                        pink sheets (or if such  determination  cannot
                        otherwise be made),  the fair market value for
                        such shares as determined by the Corporation's
                        Board of Directors in good faith.

                        At such time as the Corporation  becomes aware
                        of a proposed  transfer  that would  cause the
                        number   of   holders   of   record   of   the
                        Corporation's  Common Stock to equal or exceed
                        300,  the  Corporation  shall  have 15 days to
                        exercise  its right to buy back such shares of
                        Common Stock.

      4.    The Amendment to the Restated  Certificate of  Incorporation  of the
            Corporation  effected by this  Certificate  was duly  authorized and declared  advisable by the Board of Directors of the  Corporation in accordance  with  the  provisions  of  Section  242 of  the  General
            Corporation  Law of the  State  of  Delaware,  and  approved  by the affirmative vote of a majority of the stockholders  entitled to vote thereon in  accordance  with the  provisions  of Section  242 of the
            General Corporation Law of the State of Delaware.

                                      A-2

            IN WITNESS WHEREOF, the undersigned has executed this Certificate of
Amendment to the Restated  Certificate  of  Incorporation  of Lynch  Interactive
Corporation on this ______ day of _______________.

                                 -----------------------------------
                                 Robert E. Dolan
                                 Chief Financial Officer

                                      A-3

                                                                PRELIMINARY COPY

                                    EXHIBIT B

                               CAYMUS PARTNERS LLC

                                                April 17, 2005

CONFIDENTIAL

Board of Directors
Lynch Interactive Corporation
401 Theodore Fremd Avenue
Rye, New York  10580
RE:  FAIRNESS OPINION

Gentlemen:

            Lynch  Interactive  Corporation  ("Interactive"  or  the  "Company")
proposes a 1-for-100 reverse stock split ("Stock Split") of the Company's common stock  ("Common  Stock") with the result that (i)  holdings  prior to such Stock
Split of fewer than 100 shares of Common Stock will be converted to a fractional share, which will be immediately cancelled and converted into a right to receive
the   cash   consideration   described   in   the   attached   proxy   statement
("Transaction"),  and (ii) the  Corporation  will have fewer than 300 holders of record,  allowing it to delist the Common Stock from the American Stock Exchange
(the "AMEX") and to  deregister  its Common Stock.  As part of the  Transaction, holders of record of less than 100 shares prior to the Stock Split would receive cash compensation  equal to 120% of the average of the Company's stock price for the 20 trading  days,  on which the  Company's  shares were traded,  immediately preceding the date of when the Company's  restated  certificate of incorporation is filed with the Office of the Secretary of the State of Delaware.

            You have asked Caymus Partners LLC ("Caymus Partners," "we" or "us")
whether  or  not,  in our  opinion,  the  Transaction  is  fair  to  the  public shareholders of the Company from a financial point of view (the "Opinion").

            In arriving at the Opinion  set forth  below,  we have,  among other things:

            1)   Reviewed  and  analyzed  the March 31,  2005 draft of the proxy statement (Schedule 14A) ("Proxy Statement") in connection with the Transaction that was provided by the Company;

            2)   Reviewed publicly available  historical  financial  information and other data concerning the Company,  including Interactive's
                 Annual Report and audited financial statements on Form 10-K for the  fiscal  year  ended  December  31,  2004  filed  with  the
                 Securities and Exchange Commission (the "SEC");

            3)   Reviewed  and analyzed  certain  financial  characteristics  of companies we deemed to have  characteristics  comparable to the
                 Company;

                                       B-1

            4)   Reviewed and analyzed  certain  financial terms of transactions involving  target  companies we deemed to have  characteristics comparable to the Company;

            5)   Reviewed certain internal  financial  analyses and forecasts of the  Company  related  to the  business,  earnings,  cash flow, assets and prospects of Interactive,  which were provided to us by management of Interactive;

            6)   Had discussions with  representatives  or members of management of the Company concerning its businesses,  operations,  assets, present condition and future prospects;

            7)   Considered  the  historical   financial   results  and  present
                 financial condition of the Company;

            8)   Reviewed the stock prices and trading  history of the Company's common stock;

            9)   Reviewed  such  other   financial   studies  and  analyses  and
                 performed such other  investigations and took into account such other matters as we deemed necessary,  including our assessment of general economic, market and monetary conditions; and

           10)   Presented our preliminary findings to the Board of Directors of the Company and answered  and  discussed a variety of questions posed by the Board of Directors.

            In  preparing  our  Opinion,  we have  relied  on the  accuracy  and completeness  of all  information  publicly  available,  supplied  or  otherwise communicated to us by the Company, and we have not assumed any responsibility to independently  verify such information.  With respect to the financial forecasts provided to us by the Company,  we have assumed  that such  forecasts  have been reasonably and  accurately  prepared and represent  management's  best currently available  judgments and  estimates as to the future  financial  performance  of
Interactive,  and we express no opinion  with  respect to such  forecasts or the assumptions  upon which they are based.  We have also relied upon  assurances of the management of the Company that they are unaware of any facts that would make the  information  provided to us incomplete or misleading.  We have not made any independent evaluation or appraisal of the assets or liabilities  (contingent or otherwise) of the Company nor have we been furnished  with any such  evaluations or  appraisals.  We also have  assumed  that,  in all  material  respects to our analysis,  the representations  and warranties  contained in the Proxy Statement are true and correct,  each of the parties to the Proxy  Statement  will perform all of the  covenants  and  agreements  to be  performed  by it under  the Proxy
Statement and that the Transaction will be consummated in all material  respects in accordance  with the terms and  conditions  described in the Proxy  Statement without any waiver or modification  thereof. We have also assumed that the final
Proxy  Statement will be  substantially  the same as the March 31, 2004 draft of the Proxy Statement reviewed by us.

            This Opinion does not constitute a recommendation to any shareholder of  Interactive.  This  Opinion  does not  address  the  relative  merits of the
Transaction and any other transactions or business  strategies  discussed by the
Board of  Directors  of the  Company as  alternatives  to the Stock Split or the decision  of the Board of  Directors  of the  Company to proceed  with the Stock
Split. Our Opinion is based on economic, monetary and market conditions existing on the date hereof.

            Caymus  Partners is  currently  acting as  financial  advisor to the
Company and will be  receiving a fee in  connection  with the  rendering of this
Opinion.  No portion of Caymus  Partners' fee is contingent upon the conclusions reached in our Opinion.

                                      B-2

                                                                PRELIMINARY COPY

            On the basis of, and subject to the foregoing, we are of the opinion that the proposed  Transaction is fair to the public shareholders of Interactive from a financial point of view.

            This Opinion has been prepared for the  information  of the Board of
Directors of the Company in  connection  with the  Transaction  and shall not be reproduced,  summarized,  described  or referred  to,  provided to any person or otherwise  made public or used for any other  purpose  without the prior written consent of Caymus Partners,  except that the Company may include this opinion in its entirety in any disclosure document to be sent to the Company's stockholders or filed with the SEC relating to the Transaction.

                                Very truly yours,

                                CAYMUS PARTNERS LLC

                                       B-3

                                                                PRELIMINARY COPY

                          LYNCH INTERACTIVE CORPORATION
               PROXY SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

     The undersigned  hereby appoints Robert E. Dolan and John A. Cole, and each of them, with full power of  substitution,  to vote as indicated  below, and act with respect to all shares of common stock of Lynch Interactive Corporation.,  a
Delaware  corporation  (the   "Corporation"),   standing  in  the  name  of  the
undersigned,  at the Annual  Meeting of  Stockholders  to be held at _____ p.m.,
Eastern     time,     on     _____________,     ________,     2005,    at    the
____________________________________,  or at any adjournment  thereof,  with all the power the undersigned would possess if personally present:

     1.   Amendment of Lynch Interactive  Corporation's  Restated Certificate of
Incorporation to effect the reverse stock split.

     / /  FOR            / /  AGAINST             / /  ABSTAIN

     2.   Amendment of Lynch Interactive  Corporation's  Restated Certificate of
Incorporation granting the option to repurchase shares.

     / /  FOR            / /  AGAINST             / /  ABSTAIN

     3.   To re-approve the Principal Executive Bonus Plan.

     / /  FOR            / /  AGAINST             / /  ABSTAIN

     4.   Election of the following nominees as directors of the Company: Morris
Berkowitz,  Paul J. Evanson, John C. Ferrara,  Mario J. Gabelli,  Daniel R. Lee,
Lawrence R. Moats and Salvatore Muoio.

/ /  FOR all the nominees (except as     / /  WITHHOLD AUTHORITY to vote for all
     otherwise marked above)                  nominees.

INSTRUCTIONS        To withhold  authority to vote for any  particular  nominee, strike through such person's name in the above list.

     5.   To adjourn the Annual  Meeting , if necessary,  to solicit  additional proxies.

     / /  FOR            / /  AGAINST             / /  ABSTAIN

     6.   In their  discretion,  the  proxies are  authorized  to vote upon such other  business as may  properly  come before the meeting or any  adjournment(s)
thereof.

     THIS  PROXY WHEN  PROPERLY  EXECUTED  WILL BE VOTED IN THE MANNER  DIRECTED
ABOVE.  IF NO DIRECTION IS MADE,  THE PROXY WILL BE VOTED FOR PROPOSALS 1, 2 AND
3.

     IMPORTANT: To ensure a quorum and to avoid the expense and delay of sending follow-up  letters,  please  mark,  sign,  date  and  mail  this  proxy  in  the accompanying envelope.

                                               Date: ______________________ 2005
                                                     ______________________ 2005
                                                     ______________________ 2005

                                                                PRELIMINARY COPY

                                                  Please  sign  exactly  as name
                                             appears   hereon.   For   a   joint
                                             account,  each owner  should  sign.
                                             Persons    signing   as   attorney,
                                             executor, administrator, trustee or
                                             guardian    or   in    any    other
                                             representative    capacity   should
                                             indicate  their  full  title.  If a
                                             corporation,  please  sign  in full
                                             corporate   name  by  president  or
                                             other  authorized   officer.  If  a
                                             partnership,    please    sign   in
                                             partnership   name  by   authorized
                                             person.